UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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PROS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

DATE     Thursday, May 18, 2017

TIME         8:00 a.m., Central Daylight Time

PLACE     3100 Main Street, 9th Floor, Houston, Texas 77002, +1 (713) 335-5151

AGENDA

1	Elect three (3) Class I directors named in the Proxy Statement to the Board of Directors each to serve a three-year term until our Annual Meeting to be held in the year 2020;
2	Approval of our 2017 Equity Incentive Plan (including, without limitation, certain material terms of the 2017 Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended);
3	Advisory vote on named executive officer compensation;
4	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017; and
5	Transaction of other business that may properly come before the Annual Meeting.

RECORD DATE
Only stockholders of record at the close of business on March 28, 2017 will be entitled to receive notice of, and to vote at the Annual Meeting.

MATERIALS TO REVIEW
We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (Notice), instead of a paper copy of this Proxy Statement and our Annual Report to Stockholders for the Year Ended December 31, 2016 (2016 Annual Report). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2016 Annual Report and a form of proxy card or voting instruction card.

PROXY VOTING

Please vote your shares promptly to ensure the presence of a quorum at the meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the accompanying proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.
By Order of the Board of Directors,

/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary
Houston, Texas
April 7, 2017

PROS Holdings, Inc.

PROXY SUMMARY

Your Vote is Important

This summary highlights selected information for PROS Holdings, Inc. (together with its consolidated subsidiaries, PROS, the Company, we, us, or our) in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review our Annual Report on Form 10-K and this entire Proxy Statement carefully before voting.

Meeting Agenda and Vote Recommendation

Proposal	Page #	Vote Required	Abstentions	Uninstructed Shares	Board Vote Recommendation
Elect three directors	20	Plurality	Not Voted	Not Voted	For each director nominee
Approve our 2017 Equity Incentive Plan	21	Majority	Voted Against	Not Voted	For
Advisory vote on NEO compensation	48	Majority	Voted Against	Not Voted	For
Ratification of appointment of PricewaterhouseCoopers LLP for 2017	56	Majority	Voted Against	Not Voted	For

In light of the expiration of the Company's existing 2007 Equity Incentive Plan this year, our stockholders are being asked to approve a new 2017 Equity Incentive Plan. This plan provides up to 2.5 million shares for equity awards, including awards that are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code, and terminates in 2022. This plan does not contain the evergreen feature of the 2007 Equity Incentive Plan, and also requires a minimum initial vesting period of one year.

Business Highlights

2016 was a breakthrough year for PROS in our journey to transform to a cloud company. We accelerated awareness and adoption of our data science-driven solutions, expanded our global reach and scale, and made great progress toward our long-term profitability goals. The following highlights some of our accomplishments in 2016:

•	Made significant progress in delivering on our cloud transformation, including,

◦	Subscription revenue increased 32%, to $38.2 million for 2016, with all net new companies added purchasing cloud solutions;

◦	Expanded our global data center footprint from four to eleven; and

◦	Doubled the number of product updates in 2016 vs. 2015.

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Drove substantial growth, including, ending 2016 with $122.2 million of annual recurring revenue (ARR),[1] representing 24% year-over-year growth, and achieved annual contract value (ACV) bookings[2] of $29.7 million, a 38% increase over 2015.

•	Prudently managed expenses and free cash flow[3]; and

•	Strengthened our leadership position in the market with numerous awards around innovation and customer success.

1ARR is currently one of our key performance metrics to assess the health and trajectory of our overall cloud business. ARR should be viewed independently of revenue, deferred revenue and any other GAAP measure as ARR is a performance metric and is not intended to be combined with any of these items. ARR is defined as the annualized contracted recurring revenue from subscription and maintenance contracts. Contracted revenue from perpetual license, term license and service agreements is not included in ARR.
2ACV bookings are comprised of the estimated annual value of the total contract value of business closed during the fiscal year, including license, maintenance, subscription, and services, but excluding committed maintenance beyond one year. ACV bookings are comprised of annual maintenance and subscriptions, one seventh of the license TCV, and excludes services and subscription renewals.
3 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment, purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.

Compensation Highlights

The compensation package for our named executive officers is designed to motivate them to successfully implement our cloud strategy, execute our corresponding financial plan, and create sustainable long-term value for shareholders. For example, in 2016, Mr. Reiner, was paid through performance-based annual cash incentive awards and performance-based equity, designed to motivate him to create sustainable long-term value for shareholders. As a result, for Mr. Reiner's total target compensation in fiscal year 2016, over 70% is contingent upon Company performance, and over 90% is at-risk based on Company performance.

Key decisions and resulting executive compensation that reflect our pay for performance philosophy included:

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Annual cash incentive. The annual cash incentive award for Mr. Reiner paid out well below target for 2015 at 25.0%, reflecting the Company’s mixed financial results in 2015 during the beginning of our cloud transition. Conversely, the annual cash incentive award for Mr. Reiner for 2016 performance paid out at 153.7% of target, reflecting the Company’s strong performance in 2016.

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Equity awards. The RSU and MSU equity awards granted to Mr. Reiner in 2016 were positioned below the 50th percentile of our peer group, reflecting the mixed financial results in 2015 during the initial portion of our cloud transition. The Compensation Committee also chose to make a one-time award of performance restricted stock units (PRSUs) in 2016 to Mr. Reiner. These PRSUs vest upon achieving and maintaining for 105 calendar days each certain PROS stock price hurdles of $27, $33, and $41 per share prior to September 9, 2020, representing significant share price improvement over the stock price on the date of grant as shown below. This decision was made to ensure retention and further align CEO compensation with shareholder return as we complete our cloud transition.

Compensation Practices

What We Do		What We Do Not Do
✔	Emphasize pay-for-performance where compensation is contingent upon the performance of our business, our stock price and individual performance	✗	No hedging or pledging of Company stock
✔	Utilize performance-based pay through MSUs and cash incentive awards	✗	No excessive perquisites
✔	Maintain “double trigger” change in control agreements	✗	No pensions
✔	Maintain a clawback policy	✗	No short sales of our stock
✔	Compensation Committee oversees risks associated with compensation policies and practices
✔	Compensation Committee retains an independent compensation consultant
✔	Require our CEO to hold Company stock equal to four times his base salary
✔	Require all other NEOS to hold stock equal to two times their base salary

CEO Pay and Company Performance

The relationship between our performance (based on our subscription revenue, ARR, and stock price) and our CEO's compensation was as follows:

(1) ARR is contracted recurring revenue at any point in time, which includes both subscription and maintenance contracts that are current and contracted with a future start date, and excludes perpetual license, term license and service agreements.
(2) Represents Mr. Reiner's total compensation as reported in the Summary Compensation table on page 44.
(3) Realized compensation represents Mr. Reiner’s compensation as reported on his IRS W-2 form. This includes base salary paid for the year, cash incentive paid in the year, all equity awards that vested during the year using vesting date market value calculations, and the value of any other benefits received.

CEO Summary Compensation and Realized Compensation

Realized pay differs from reported total compensation, and these amounts often differ substantially in a particular year because the reported pay disclosed in our Summary Compensation table on page 44 may not be realized in that year, or at all. To supplement the SEC-required disclosure, we have added the “W-2 Comp.” column to the table below to compare our CEO's 2016 compensation as determined under SEC rules with the compensation actually realized, as reported on his IRS W-2 forms:

	Reported Pay(1)					Realized Pay(2)
	Salary	Stock Awards	Non-Equity Incentive Plan Comp.	All Other Comp.	SEC Total Comp.	W-2 Comp.
Andres D. Reiner	$525,000	$4,696,100	$887,618	$20,837	$6,129,555	$3,594,770
(1) Reported pay includes base salary, actual annual incentive earned, the grant date fair value of equity compensation, and all other compensation, each as reported in the 2016 Summary Compensation. For more information on total compensation as calculated under SEC rules, see the notes accompanying the 2016 Summary Compensation Table on page 44.
(2) Realized pay includes base salary, actual annual incentive earned and all other compensation, each as reported in the 2016 Summary Compensation table on page 44, and the value of stock options exercised or equity awards vested in the applicable year. For more information regarding Realized Pay and the “W-2 Comp.” column, see “Realized Compensation” on page 44.

Tracking of Equity Awards

Equity compensation is the largest component of pay for our executives. In the last three years, we granted a combination of MSUs, RSUs and PRSUs to our executives. MSUs are performance-vested units under which the number of shares of Common Stock received following vesting is based on the Company's total stockholder return in relation to the Russell 2000 Index over a three-year period.

(1) The three-year performance period for MSUs granted in 2015 will not complete until 12/31/2017. However, the 2015 MSUs are tracking to vest 0% of the shares granted based on current PROS vs. peer index for the performance period to date.

RSUs are time-vested units which convert into Common Stock upon vesting and are intended to assist in retaining our NEOs and to reward them for sustaining and increasing the share price of our common stock. PRSUs are performance vested units that vest only if our stock price exceeds minimum growth thresholds. While no PRSUs awards and MSU awards granted in 2014, 2015 or 2016, or PSUs had been realized by Mr. Reiner as of December 31, 2016, a portion of the RSU awards granted to Mr. Reiner in 2013, 2014 and 2015 have vested.

Board Nominees

Name	Age	Director Since	Independent	Class	AC	CC	NC	Other Public Company Boards
Greg B. Petersen	54	2007	Yes	I	M	C		-
Timothy V. Williams	68	2007	Yes	I	C		M	ChannelAdvisor Corporation; Halogen Software
Mariette M. Woestemeyer	65	1985	No	I				-
AC Audit Committee        CC Compensation Committee        NC Nominating and Corporate Governance Committee
C Chair                M Member

Continuing Directors

Name	Age	Director Since	Independent	AC	CC	NC	Other Public Company Boards
Ellen Keszler	54	2008	Yes	M		M	-
Andres D. Reiner	46	2010	No				Paylocity Holding Corporation
William Russell	65	2008	Yes		M	C	-
Leslie Rechan	55	2015	Yes		M	M	Halogen Software
Ronald F. Woestemeyer	71	1985	No				-
AC Audit Committee        CC Compensation Committee        NC Nominating and Corporate Governance Committee

Corporate Governance Highlights

Independence	Each member of our Board of Director's committees is independent under the listing standards of the New York Stock Exchange.	Independent Lead Director	Our Board of Directors is led by our non-executive chairman, who is an independent director under the listing standards of the New York Stock Exchange.

Board Tenure	Average tenure of 13 years:	Diversity	25% women 63% under age 60
0-2 years: One Director 3-10 years: Two Directors 10-15 years: Three Directors >15 years: Two Directors

Executive Sessions	The independent directors regularly meet without management. Our non-executive Chairman of the Board of Directors presides at these executive sessions.	Shareholder Outreach
We maintain a shareholder outreach program to regularly engage with our shareholders on a variety of topics. As part of this program, we proactively engage with shareholders throughout each year, including at earnings conference calls, investor road shows, investor days, as well as at individual shareholder meetings. We also welcome shareholders to attend our annual OutPerform event for customers and prospects. During 2016, independent members of our Board and our senior management conducted outreach to shareholders owning over 75% of our outstanding shares.

Board Continuing Education	Our directors regularly attend continuing education events related to board governance best practices, including conferences and webinars provided by NYSE, NACD, Equilar, among others.

Board Practices	Our Board of Directors, and each of its committees annually review their effectiveness as a group.	Accountability	Our director resignation policy requires director nominees who do not receive at least 50% of the stockholder votes “for” re-election to tender their resignation.

Board Oversight of Risk Management
Our Board of Directors reviews our approach to identifying and assessing risks faced by the Company. Our Audit Committee reviews our overall enterprise risk management policies and practices, financial risk exposures and the delegation of risk oversight responsibilities to other committees of our Board of Directors.

Our proposed 2017 Equity Incentive Plan prohibits the repricing of underwater stock options without stockholder approval, and our Compensation Committee had adopted a policy for our 2007 Equity Incentive Plan, prohibiting repricing of underwater stock options without stockholder approval.

We also maintain a “clawback” policy which permits our Board of Directors to recover, under applicable law, incentive bonuses awarded to our NEOs as a result of any NEOs fraud or intentional misconduct.

PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2017
General
The enclosed proxy is solicited on behalf of the Board of Directors of PROS Holdings, Inc. (Board of Directors) for use at the Annual Meeting of Stockholders (Annual Meeting) to be held May 18, 2017 at 8:00 a.m., local time, at 3100 Main Street, 9th Floor, Houston, Texas 77002, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on March 28, 2017 (Record Date) are entitled to notice of and to vote at the Annual Meeting.
The Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our proxy solicitation materials and our Annual Report to Stockholders for the year ended December 31, 2016 (2016 Annual Report), including financial statements, was first mailed and those documents were first made available on or about April 6, 2017 to stockholders entitled to vote at the Annual Meeting. References in this Proxy Statement to the “Company,” “we,” “our,” and “us” refer to PROS Holdings, Inc. and its consolidated subsidiaries.
The purposes of the Annual Meeting are:

1	To elect three (3) Class I directors to the Board of Directors, each to serve for a three-year term until the Annual Meeting to be held in the year 2020;
2	To approve our 2017 Equity Incentive Plan (including, without limitation, certain material terms of the 2017 Plan for purposes of Section 162(m) of the Internal Revenue Code, as amended);
3	To conduct an advisory vote on executive compensation;
4	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
5	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Record Date and Shares Outstanding
Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 31,401,656 shares of Common Stock were outstanding. Each stockholder of record as of the Record Date is entitled to one vote for each share of Common Stock held by such stockholder.
Vote Required
If a quorum is present, a plurality vote of the holders of our Common Stock entitled to vote and present or represented by proxy at the Annual Meeting is required for the election of a director. This “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether our Director Resignation Policy will apply to that individual. Our Director Resignation Policy provides that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the stockholder vote. Our Nominating and Corporate Governance Committee of our Board of Directors (Nominating and Corporate Governance Committee) would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer. This policy does not apply in contested elections. For more information about this policy, see “Corporate Governance - Director Resignation Policy.”
The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required to approve the ratification of the selection of our independent auditors, the approval of our 2017 Equity Incentive Plan, and the advisory vote on executive compensation. We will not count abstentions as either for or against a director, so abstentions have no effect on the election of a director. A properly executed proxy marked “abstain” with respect to any matter is considered entitled to vote, and thus, will have the effect of a vote against a matter, except for the election of directors.
Our bylaws provide that a majority of the outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.
Effect of Not Casting Your Vote
The New York Stock Exchange (NYSE) prohibits banks, brokers and other intermediaries from voting shares held in their clients’ accounts on elections of directors and other “non-routine” matters unless the client has provided voting instructions. Therefore, if you hold your shares in street name through a broker, it is important that you cast your vote if you want it to count for purposes of Proposals One, Two and Three of this Proxy Statement.

Attending the Annual Meeting
The Annual Meeting will be held at 8:00 a.m., local time, on Thursday, May 18, 2017, at 3100 Main Street, 9th Floor, Houston, Texas 77002. When you arrive, signs will direct you to the meeting room. Please note that the doors to the meeting room will not be open until 8:00 a.m. You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed below.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by:

•	Filing with our Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at or before the taking of the vote at the Annual Meeting; or

•	Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
Any written notice of revocation or subsequent proxy should be delivered to PROS Holdings, Inc. at our headquarters located at 3100 Main Street, Suite 900, Houston, Texas 77002, Attention: Corporate Secretary, or hand-delivered to our Corporate Secretary before the taking of the vote at the Annual Meeting.
Electronic Delivery of Stockholder Communications
We are pleased to take advantage of the U.S. Securities and Exchange Commission (SEC) rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders the Notice, instead of a paper copy of this Proxy Statement and our 2016 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2016 Annual Report and a form of proxy card or voting instruction card. As a result of the Notice, not all stockholders will receive a paper copy of our proxy materials.
Voting Instructions
To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by telephone or (3) by mail using the paper proxy card. If you have Internet access, we encourage you to record your vote via the Internet. It is convenient and saves us significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.

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Vote by Internet. You can vote via the Internet. The website address for Internet voting is www.PROXYVOTE.com. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2017. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

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Vote by Telephone. You can vote by telephone by calling the toll-free telephone number provided on your proxy card. Have your proxy card in hand when you call and then follow the instructions. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on May 17, 2017. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

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Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to PROS Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting. If you vote by mail you do NOT need to vote over the Internet or vote by telephone.

If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone.
Householding Matters

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice and Proxy Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact our Corporate Secretary by writing to our principal office at 3100 Main Street, Suite 900, Houston, Texas 77002. Upon written request, we will promptly provide separate copies of the Notice or this Proxy Statement to each stockholder at that address. In addition, stockholders sharing an address and receiving multiple copies can request delivery of a single copy of proxy statements upon written request to our Corporate Secretary at the address stated above.

CORPORATE GOVERNANCE

Independence

The Board of Directors has adopted categorical standards or guidelines to assist our Board of Directors in making its independence determinations with respect to each director. These standards are published in our Corporate Governance Guidelines and are available under the Corporate Governance – Investor Relations section of our website at www.PROS.com. The Board of Directors has determined that the following directors are independent within the meaning of the NYSE listing standards and federal securities laws: Messrs. Petersen, Rechan, Russell, and Williams and Ms. Keszler. As part of such determination of independence, our Board of Directors has affirmatively determined that none of these directors has a relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The majority of our Board of Directors is independent, and our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are comprised of all independent directors.

Executive Sessions

Executive sessions, which are meetings of the non-employee members of the Board of Directors, are regularly scheduled throughout the year. Non-employee directors meet by themselves, without management or employee-directors present, at every regularly scheduled in-person Board of Directors meeting. Independent directors also meet by themselves at least annually at scheduled in-person Board of Directors meetings. Non-employee directors and independent directors may hold other such sessions at the request of any non-employee director or independent director. Non-employee and independent directors may notify the non-executive chairman of the Board of Directors if they would like to hold such a session, and the non-executive chairman of the Board of Directors will facilitate the scheduling of such a session. Executive sessions (whether of the non-employee directors or independent directors) are led by our non-executive chairman of the Board of Directors.

Risk Oversight

The Board of Directors oversees our risk management process. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board of Directors at least on an annual basis. Although the full Board of Directors is responsible for this oversight function, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee assist the Board of Directors in discharging its oversight duties.

The Compensation Committee reviews risks related to the subject matters enumerated in its charter, including risks associated with our compensation programs. The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible as identified in its charter, including risks associated with corporate governance. Similarly, the Audit Committee considers risks related to the subject matters enumerated in its charter, including risks relating to internal controls, disclosure, and financial reporting.

Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board of Directors in the manner outlined above, the Board of Directors itself remains responsible for the oversight of our risk management program.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board of Directors adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with the interests of our stockholders. The Corporate Governance Guidelines set forth the practices our Board of Directors follows, including, but not limited to, the Board of Directors and committee composition and selection, director responsibilities, director access to officers and employees and Chief Executive Officer performance evaluation and succession planning. A printed copy of our Corporate Governance Guidelines may be obtained without charge by any stockholder upon sending a written request to PROS Holdings, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002, Attn: Corporate Secretary. A copy of our Corporate Governance Guidelines is also available under the Corporate Governance – Investor Relations section of our website at www.PROS.com.

Director Nomination

The Nominating and Corporate Governance Committee has the responsibility for establishing the criteria for recommending which directors should stand for reelection to our Board of Directors and the selection of new directors to serve on our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for establishing the procedures for our stockholders to nominate candidates to our Board of Directors. Although the Nominating and Corporate Governance Committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include, but are not limited to, business experience, mature judgment, personal and professional ethics, and integrity. The Company does not have a formal policy with respect to consideration of diversity in identifying director nominees; however, in the process of selecting a director nominee, the Nominating and Corporate Governance Committee assesses backgrounds, diversity and expected contributions of the individuals to the Board of Directors. These and other standards are published in our Corporate Governance Guidelines. A printed copy of our Corporate Governance Guidelines may be obtained without charge by any stockholder upon sending a written request to PROS Holdings, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002, Attn: Corporate Secretary. Our Corporate Governance Guidelines are also available under the Corporate Governance - Investor Relations section of our website at www.PROS.com.

Our bylaws permit any stockholder of record to nominate directors. Stockholders who wish to submit nominees for election at an annual or special meeting of stockholders should follow the procedure described on page 57. The Nominating and Corporate Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors.

The Board of Directors is currently led by a non-executive chairman, who is an independent director. The Board of Directors’ current preferred governance structure is to have an independent director serve as chairman. We believe the current structure provides strong leadership for our Board of Directors, while also positioning our Chief Executive Officer as the leader of the Company. We believe that our current structure helps ensure independent oversight over the Company, while allowing our Chief Executive Officer to focus his energies on management of the Company.

The Board of Directors recognizes that there is no single, generally accepted approach to providing board leadership, and the board leadership structure may vary in the future as circumstances warrant. If the Board of Directors determines it is in the best interests of our stockholders to combine the positions of chairman and Chief Executive Officer, the independent directors will designate a lead independent director.

Our non-executive chairman oversees the planning of the annual Board of Directors’ calendar, and, with the Chief Executive Officer, in consultation with the other directors, schedules and sets the agenda for meetings of the Board of Directors and leads the discussion at such meetings. Our non-executive chairman also presides at executive sessions, serves as a liaison between the Chief Executive Officer and the independent directors, sees that directors receive appropriate and timely information, assists the chairmen of the committees of the Board of Directors in preparing agendas for the respective committee meetings, chairs our annual meetings of stockholders, is available in appropriate circumstances to speak on behalf of the Board of Directors, and performs such other functions and responsibilities as set forth in our Corporate Governance Guidelines or as requested by the Board of Directors from time to time. Our non-executive chairman also encourages direct dialogue between all directors and management and provides leadership to the Board of Directors in its oversight function.

Director Resignation Policy

Our Board of Directors has adopted a director resignation policy. Under this policy in an uncontested election of directors (an election at which the number of nominees is equal to the number of seats open) any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Nominating and Corporate Governance Committee (following certification of the stockholders’ vote) for consideration in accordance with the procedures described below.

The Nominating and Corporate Governance Committee will promptly consider such resignation and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to such offered resignation, which may include (1) accepting the resignation; (2) maintaining the director but addressing what the Qualified Independent Directors believe to be the underlying cause of the withheld votes; (3) determining that the director will not be renominated in the future for election; or (4) rejecting the resignation. The Nominating and Corporate Governance Committee will consider all relevant factors including, without limitation, (a) the stated reasons why votes were withheld from such director; (b) any alternatives for curing the underlying cause of the withheld votes; (c) the tenure and qualifications of the director; (d) the director’s past and expected future contributions to the Company; (e) our director criteria; (f) our Corporate Governance Guidelines; and (g) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC or NYSE requirement.

The Qualified Independent Directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting what which the election occurred. In considering the Nominating and Corporate Governance Committee’s recommendation, the Qualified Independent Directors will consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board of Directors believes to be relevant. Following the Qualified Independent Directors’ decision, the Company will promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached or, if applicable, the reasons for rejecting the tendered resignation).

To the extent that a resignation is accepted, the Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board of Directors.

Any Director who tenders his or her resignation pursuant to this provision will not participate in the Nominating and Corporate Governance Committee’s recommendation or Qualified Independent Directors’ consideration regarding whether to accept the tendered resignation. Prior to voting, the Qualified Independent Directors will afford the director an opportunity to provide any information or statement that he or she deems relevant. If a majority of the members of the Nominating and Corporate Governance Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the remaining Qualified Independent Directors who are on the Board of Directors who did not receive a greater number of votes “withheld” from their election than votes “for” their election (or who were not standing for election) will consider the matter directly or may appoint a committee of the Board of Directors amongst themselves solely for the purpose of considering the tendered resignations that will make the recommendation to the Board of Directors whether to accept or reject them.

For purposes of this policy, the term “Qualified Independent Directors” means:

•	All Directors who (1) are independent directors (as defined in accordance with the NYSE Corporate Governance Rules) and (2) are not required to offer their resignation in accordance with this policy.

•
If there are fewer than three independent directors then serving on the Board who are not required to offer their resignations in accordance with this policy, then the Qualified Independent Directors shall mean all of the independent directors and each independent director who is required to offer his or her resignation in accordance with this Policy shall recuse himself or herself from the deliberations and voting only with respect to his or her individual offer to resign.

Stock Ownership Guidelines

As part of our overall corporate governance and compensation practices, our Board of Directors adopted stock ownership guidelines for our NEOs and directors. These guidelines are designed to align our NEOs’ and directors' interests with our stockholders’ long-term interests by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking and further increase our NEOs and directors alignment with stockholder interests. These guidelines require our Chief Executive Officer to hold shares of our stock worth four times his annual salary and each other NEO is required to hold shares of our stock worth two times their annual salary. The guidelines also state that each non-employee director is required to hold shares of our stock worth four times the director's annual retainer. Share units or unexercised options held by an NEO or director under any of our equity incentive plans are included, at 50% of their intrinsic value, in calculating the value of ownership to determine whether this minimum ownership requirement has been met. Shares held by an NEO or director under either of our equity incentive plans will continue to be included in calculating the value of ownership to determine whether this minimum ownership requirement has been met. Our NEOs and Directors have to attain this ownership threshold by the earlier of (i) December 31, 2018 and (ii) five years after joining our Board of Directors and/or being appointed as an NEO. As of December 31, 2016, each of our NEOs and directors were in compliance with the applicable guidelines.

Prohibition Against Hedging, Short-Sale, Pledging, and Repricing Underwater Stock Options

We have implemented both anti-hedging and anti-pledging policies, as well as a prohibition on our executives participating in short sales of our stock, to ensure that our executives’ stock remains at-risk. We also have implemented a policy related to our 2007 Equity Incentive Plan to prohibit repricing, repurchase or exchange of underwater stock options without stockholder approval.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee and none of our executive officers has any relationships that would constitute an interlocking relationship with executive officers and directors of any other entity.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. A printed copy of our Code of Business Conduct and Ethics may be obtained without charge by any stockholder upon sending a written request to PROS Holdings, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002, Attn: Corporate Secretary. Our Code of Business Conduct and Ethics is also available under the Corporate Governance – Investor Relations section of our website at www.PROS.com.

Communications with Our Board of Directors

Stockholders or interested parties who wish to communicate with members of our Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at 3100 Main Street, Suite 900, Houston, TX 77002. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our Board of Directors due to the nature or volume of the correspondence. Communications that are intended specifically for the non-executive chairman of the Board of Directors should be sent to the street address noted above, to the attention of the non-executive chairman of the Board of Directors.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. The current leadership structure is comprised of a non-executive chairman of the Board, and Board committees led by independent Directors. The Board believes this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent Directors.
Our Board of Directors currently consists of eight members, which is divided into three classes, each of whose members serve for a staggered three-year term. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. Our Board of Directors also has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee meets the independence requirements of the NYSE listing standards and federal securities laws. Each committee has a written charter, which can be found under the Corporate Governance – Investor Relations section of our website at www.PROS.com. A printed copy of these charters may be obtained without charge by any stockholder upon sending a written request to PROS Holdings, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002, Attn: Corporate Secretary. The table below provides ages, positions, current membership, term of office, and other relevant information for each of our directors:

Name	Age	Position(s) with the Company	Director Since	Current Term Expires	Current Class of Director	Audit	Compensation	Nominating and Corporate Governance
Ellen Keszler	54	Director	2008	2018	II	Member		Member
Greg B. Petersen	54	Director (Nominee)	2007	2017	I	Member	Chair
Leslie Rechan	55	Director	2015	2018	II		Member	Member
Andres D. Reiner	46	President, CEO and Director	2010	2019	III
William Russell	65	Non-Executive Chairman	2008	2018	II		Member	Chair
Timothy V. Williams	68	Director (Nominee)	2007	2017	I	Chair		Member
Mariette M. Woestemeyer	65	Director (Nominee)	1985	2017	I
Ronald F. Woestemeyer	71	Director	1985	2019	III
Number of meetings in 2016						10	7	3
Directors and Director Nominees

Ellen Keszler currently serves as president and chief executive officer of Clear Sky Associates, a management and strategy consulting firm focused on the technology and travel industries. She also serves on three private technology company boards and a number of technology startup advisory boards. Previously, Ms. Keszler served as president of Travelocity Business from 2003 to 2007, a technology-focused corporate travel management company. From 2000 to 2003, Ms. Keszler served as Senior Vice President—North American Division of Sabre Travel Network, a travel technology and services business. From 1987 to 2000, Ms. Keszler held various finance roles at Sabre Holdings, American Airlines and JCPenney. Ms. Keszler holds a Bachelor of Science in Civil Engineering from Texas A&M University and a Master of Business Administration from the University of Texas at Austin. Ms. Keszler has extensive business and leadership experience, including experience in managing financial reporting, sales, operations, strategy, marketing and advertising. Ms. Keszler also has significant expertise in travel and travel technology industries, which we serve.
Greg B. Petersen currently serves as president of Brookview Capital Advisors based in Austin, Texas. Mr. Petersen has served as a board member on three other technology companies - Diligent Corporation, Piksel, Inc. and Synthesio. Mr. Petersen served as the Chairman of the Audit Committee at Diligent and Piksel, and an Advisory Board Member at Synthesio. Previously Mr. Petersen served as the Executive Vice Chairman at Diligent Corporation, a high growth SaaS business from 2014 to 2015, and as the Chief Financial Officer of several software and technology companies, including Activant Solutions, a $400 million provider of business management solutions to retail and wholesale distribution businesses from 2001 to 2007; and Lombardi Software, a business process management software provider, which was sold to IBM in 2010. After earning an MBA from Duke University in 1989, Mr. Petersen began his career with American Airlines, Inc. where he held increasing responsible executive positions over eight years, the most recent being as managing director of corporate development where he led a project to create Sabre Holdings, Inc. and complete its IPO. Mr. Petersen has also served as an executive in finance and treasury roles with Trilogy Software, a provider of enterprise software and business services, and in planning and development roles with RailTex, a publicly traded short-line and regional rail service provider. Mr. Petersen holds a Bachelor of Arts in Economics from Boston College and a Master of Business Administration from the Fuqua School of Business at Duke University. Mr. Petersen has business and leadership experience in software companies, merger and acquisition experience, and extensive financial planning, accounting, governance, compensation planning and risk management knowledge.

Leslie J. Rechan has served as President and Chief Executive Officer and a director of Halogen Software, a cloud-based talent management software provider since November 2015. He previously served as General Manager, IBM Business Analytics Division from November 2011 to April 2014. He served as Vice President, Sales, Solutions and Services, IBM Business Analytics Division from February 2008 through October 2011. He served as Chief Operating Officer of Cognos Inc. from 2006 to 2008. Prior to joining Cognos, Mr. Rechan served as Senior Vice President and Global General Manager, CRM Strategy at Oracle Corporation from March 2006 to May 2006, when Oracle Corporation acquired Siebel Systems Inc. Mr. Rechan served as Senior Vice President and General Manager of Americas Sales of Seibel Systems, Inc. (formerly Siebel Systems Inc.) and served in the same capacity for Global Manufacturing and Distribution Industries business unit of Seibel Systems, Inc. from August 2004 to February 2006. Mr. Rechan served as Senior Vice President and General Manager of North American Worldwide Field Operations of Cadence Design Systems Inc. from May 2003 to July 2004. He served as President and Chief Operating Officer of Onyx Software Corp. from February 2001 to October 2002. Prior to 2001, Mr. Rechan held several leadership positions at IBM Corp. across field sales, systems engineering, services, solutions, development, and general management in North America, Europe and Asia Pacific. Mr. Rechan, throughout his career, has demonstrated strong leadership, and operational excellence. Mr. Rechan served as Director of Applix Inc. since October 2007 and previously served as a Director of Cognitive Scale, a privately held cognitive cloud company. Mr. Rechan received his B.S. in Electrical Engineering and his B.A. in organizational behavior from Brown University and his M.A. in management from Northwestern University. Mr. Rechan has extensive business and leadership experience in software companies, including experience in software sales and operations management.
Andres D. Reiner serves as our President and Chief Executive Officer. Mr. Reiner has also served on the Board of Directors of Paylocity Holding Corporation since 2014, and is currently on the compensation and nominating and governance committees for Paylocity. Mr. Reiner holds a Bachelor of Science in Computer Science with a minor in Mathematics from the University of Houston. Mr. Reiner has familiarity with all of the Company’s key day to day operations and has leadership, management and operating experience. In addition, Mr. Reiner has in-depth experience and knowledge in the development of our products, services and the markets in which we compete. For more information on Mr. Reiner, see “Executive Officers” on page 29.
William Russell serves on the board of directors of several privately held companies. Mr. Russell has served in a variety of roles on both public and private technology company boards and previously served on the boards of SABA Software, Inc., webMethods and Cognos. Mr. Russell has held a number of senior-level roles in his more than 20 years at Hewlett-Packard, including Vice President and General Manager of the multi-billion-dollar Enterprise Systems Group. Mr. Russell holds a Bachelor of Science in Computer Science from Edinburgh University and has completed several executive development programs from institutions including Harvard Business School and INSEAD. Mr. Russell is a National Association of Corporate Directors (NACD) Board Leadership Fellow, demonstrating his commitment to the highest standards of boardroom excellence. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence, and leading boardroom practices. As a result of leading Hewlett-Packard’s substantial software business, Mr. Russell has broad knowledge of large-scale software operations, including sales, marketing, development, finance, strategic planning and leadership.
Timothy V. Williams most recently served as Senior Vice President and Chief Financial Officer of Blackbaud, Inc., a publicly-traded provider of software and services to non-profit organizations, from January 2001 until his retirement in November 2011. Mr. Williams previously served as Executive Vice President and Chief Financial Officer of both Mynd (now a subsidiary of Computer Sciences Corporation), a provider of software and services to the insurance industry and Holiday Inn Worldwide, a subsidiary of Bass PLC. Mr. Williams holds a Bachelor of Arts in business from the University of Northern Iowa. Mr. Williams has extensive financial, business, management and public software company expertise. Mr. Williams also serves on the board of directors and as chairman of each of the respective audit committees of two other publicly held software firms, Halogen Software, Inc. and ChannelAdvisor Corporation. He was appointed to these boards at various dates in 2011 and 2012. In 2014, Mr. Williams joined the board of directors and serves as chairman of the audit committee of PointClickCare, Inc., a privately held software firm. Through his experience as a chief financial officer, including with three other software and services firms, Mr. Williams’ brings to the Board of Directors extensive knowledge of accounting, risk management, general management of software companies, and public company reporting requirements and processes.
Mariette M. Woestemeyer co-founded the Company in 1985 with her husband, Ronald F. Woestemeyer. Mrs. Woestemeyer was the Chief Financial Officer of Metro Networks, a broadcasting company, from 1983 to 1985 and held various financial roles with Continental Airlines and its predecessor, Texas International Airlines, prior to 1983. Mrs. Woestemeyer holds a Bachelor of Business Administration and a Master of Business Administration from the University of Houston. As co-founder of the Company, Mrs. Woestemeyer brings continuity and history of current and past management and direct relevant industry experience. Mrs. Woestemeyer also has familiarity with all of the Company’s key operations as a result of serving as our director since 1985. Mrs. Woestemeyer also has experience as our Chief Financial Officer for many years and related operational expertise.

Ronald F. Woestemeyer co-founded the Company in 1985 with his wife, Mariette Woestemeyer. Mr. Woestemeyer previously served as our Executive Vice President, Strategic Business Planning from 1997 until his retirement in 2015. From 1985 to 1997, Mr. Woestemeyer served as our Chief Executive Officer. Prior to founding the Company, Mr. Woestemeyer spent 14 years at Texas International Airlines in various management and executive positions with responsibility over sales and marketing. Mr. Woestemeyer holds a Bachelor of Business Administration degree from the University of Houston. Mr. Woestemeyer brings continuity and direct relevant industry experience to the Board of Directors as well as his unique familiarity with the business, structure, culture, history and deep knowledge of our markets.

The following table provides a summary view of the experience, expertise and other attributes of our directors and director nominees:

Board Experience, Expertise or Attribute	Ellen Keszler	Greg B. Petersen (Nominee)	Leslie Rechan	Andres D. Reiner	William Russell	Timothy V. Williams (Nominee)	Mariette M. Woestemeyer (Nominee)	Ronald F. Woestemeyer
Accounting	●	●				●	●
Business Operations	●	●	●	●	●	●	●	●
Finance	●	●		●		●	●
International			●	●	●		●	●
Leadership	●	●	●	●	●	●	●	●
M&A		●	●	●	●	●
Public Company/Governance	●	●	●	●	●	●
Risk Management	●	●				●
Sales & Marketing			●	●	●			●
Software Industry	●	●	●	●	●	●	●	●
Travel Industry	●	●	●	●			●	●
SaaS	●	●	●		●	●

Meeting Attendance

During 2016, our Board of Directors held five meetings, the Audit Committee held ten meetings, the Compensation Committee held seven meetings, and the Nominating and Corporate Governance Committee held three meetings. The incumbent directors attended each meeting of our Board of Directors and the committees on which he or she served during 2016, with the exception that Mr. Rechan did not attend one Compensation Committee meeting. The Board of Directors encourages all directors to attend annual meetings of the stockholders. All incumbent directors attended the 2016 meeting of the stockholders.

Director Continuing Education

Our directors regularly attend continuing education events related to board governance best practices, including conferences and webinars provided by the New York Stock Exchange (NYSE), NACD, Equilar, among others. For example, the majority of our independent directors have regularly attended the NACD Global Board Leaders' Summit over the last three years. In addition, Mr. Russell, our Non-Executive Chairman, was recognized as an NACD Board Leadership Fellow in 2016, the highest credential for corporate directors offered by the NACD.

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee qualifies as an Audit Committee financial expert within the meaning of the SEC regulations and the rules of the NYSE. In arriving at this determination, the Board of Directors has examined each member’s scope of experience and the nature of their employment in the corporate finance sector.
The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Primary responsibilities of our Audit Committee include:

•	reviewing and providing oversight over the qualification, independence and performance of our independent auditor and determining whether to retain or terminate its services;

•	approving the terms of engagement of our independent auditor and pre-approving the engagement of our independent auditor to perform permissible non-audit services;

•
reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our annual and quarterly financial statements and reports, including discussions with independent auditors without management present;

•
reviewing and discussing with management all press releases regarding our financial results and any other financial information and earnings guidance provided to securities analysts and rating agencies, including any non-generally accepted accounting principles (non-GAAP) financial measures;

•	reviewing with management and our independent auditor matters that have a significant impact on our financial statements;

•	conferring with management and our independent auditors regarding the scope, adequacy and effectiveness of our internal control over financial reporting;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and approving all related party transactions.
Compensation Committee
Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code.
The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation and benefits for our executive officers and directors. Primary responsibilities of our Compensation Committee include:

•
determining and reviewing all forms of compensation for our executive officers and directors, including, among other things, annual salaries, bonuses, equity awards, severance arrangements, change in control protections and other compensatory arrangements;

•	reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	administering our equity incentive plans and granting awards of options and other share-based awards to our executive officers, directors and employees;

•	reviewing our compensation discussion and analysis and Compensation Committee report required by the rules of the SEC;

•
evaluating and recommending to our Board of Directors the compensation plans and programs advisable for us, and evaluating and recommending the modification or termination of existing plans and programs; and

•	overseeing succession planning for executive officers jointly with the Nominating and Corporate Governance Committee.

Nominating and Corporate Governance Committee

Primary responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and recommending to our Board of Directors candidates to serve as members of our Board of Directors and considering the nomination of our incumbent directors for reelection;

•	evaluating stockholder nominations of candidates for election to our Board of Directors;

•	reviewing our general policy relating to selection of director candidates and members of committees of our Board of Directors, including an assessment of the performance of our Board of Directors; and

•	reviewing and making recommendations to our Board of Directors regarding corporate governance principles.

PROPOSAL ONE
ELECTION OF DIRECTORS
Three (3) directors are to be elected at the Annual Meeting. Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Greg B. Petersen, Timothy V. Williams and Mariette M. Woestemeyer as Class I Directors, each to hold office until the Annual Meeting to be held in the year 2020 and until their successor has been duly elected and qualified or until the earlier of their death, resignation or removal.
The Board of Directors is also composed of three Class II directors, whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2018, and two Class III directors, whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2019.
The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.
Vote Required

Directors are elected by a plurality vote of the votes cast by holders of our Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have any effect on this proposal. Accordingly, the three nominees who receive the highest number of properly executed “FOR” votes from the holders of Common Stock, will be elected as directors.
In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
The number of “withhold” votes with respect to a nominee will affect whether our Director Resignation Policy will apply to that individual. In accordance with our Director Resignation Policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation following certification of the stockholder vote. Our Nominating and Corporate Governance Committee of our Board of Directors would then consider whether to accept the resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer. For more information about this policy, see “Corporate Governance - Director Resignation Policy.”
The NYSE broker discretionary rules prohibit banks, brokers and other intermediaries from voting shares held in their clients’ accounts on elections of directors unless the client has provided voting instructions. Therefore, if you hold your shares in street name, it is important that you cast your vote if you want it to count in the election of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE CLASS I NOMINEES.

PROPOSAL TWO
APPROVAL OF OUR 2017 EQUITY INCENTIVE PLAN

Our Board of Directors believes that equity-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Our Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. Further, our Board of Directors believes that the use of equity-based incentive awards supports the Company's goal of aligning our employees' compensation with long-term shareholder value, and serves as a retention tool for talent in a highly competitive environment.

On March 23, 2017 our Board of Directors, upon the recommendation of the Compensation Committee, voted to approve the 2017 Equity Incentive Plan (2017 Plan), subject to the approval of the Company's stockholders. The 2017 Plan is intended to replace our 2007 Equity Incentive Plan (Predecessor Plan), which terminated automatically on the tenth anniversary of its initial adoption in March 2007. If the stockholders approve the 2017 Plan, it will become effective on the day of the Annual Meeting.

The 2017 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company's workforce. A copy of the 2017 Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

The material features of the 2017 Plan are:

•	The 2017 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of our stockholders.

•	No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

•
The 2017 Plan generally provides for gross share counting. The number of shares remaining available for grant under the 2017 Plan is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis, provided that any shares withheld for taxes in connection with the vesting or settlement of any full value award (but not options or stock appreciation rights) will not reduce the number of shares remaining available for the future grant of awards.

•	The number of shares for which awards may be granted to any nonemployee member of our Board of Directors in a fiscal year is limited.

•	The 2017 Plan requires each award to have a minimum vesting period of one year, except for 5% of the authorized shares.

•	The 2017 Plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).

•
Performance awards require the achievement of pre-established goals. The 2017 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.

•	The 2017 Plan has a fixed term of ten years.

The 2017 Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code (Code) would generally limit us from taking a corporate tax deduction for annual compensation exceeding $1 million paid to any of our “covered employees,” consisting of the chief executive officer and any of the three other most highly compensated officers other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2017 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2017 Plan. By approving the 2017 Plan, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the 2017 Plan;

•	the maximum numbers of shares for which stock-based awards intended to qualify as performance-based may be granted to an employee in any fiscal year;

•	the maximum dollar amount that a participant may receive under a cash-based award intended to qualify as performance-based for each fiscal year contained in the performance period; and

•
the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2017 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based. Further, the Compensation Committee will retain the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m).
Requested Share Authorization

The 2017 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the 2017 Plan, we will be authorized to issue up to 2.5 million shares. No shares subject to awards currently outstanding under the Predecessor Plan that expire or are forfeited will become available for issuance under the 2017 Plan.

As of March 27, 2017, options were outstanding under the Predecessor Plan for a total of 967,257 shares of our common stock with a weighted average exercise price of $12.47 per share and weighted average expected remaining term of approximately 2.3 years, and a total of 3,153,206 shares remained subject to unvested awards of restricted stock, restricted stock units, PRSUs and MSUs outstanding under the Predecessor Plan. No further awards will be granted under the Predecessor Plan, which has terminated.

Grant Practices

In operating our Predecessor Plan, the Compensation Committee has monitored and managed dilution to reasonable levels. From 2014 through 2016 we granted equity awards consisting of 3,356,978 in time-based restricted stock units (RSUs), up to 963,744 in performance-based market stock units (MSUs) and a one-time grant of 460,000 in performance-based restricted stock units (PRSUs). In total, we granted equity awards which could potentially total 4,780,722 shares, and could represent an average annual grant of 5.1% compared to the total shares outstanding as of the Record Date. The 963,744 MSU awards represent the maximum amount of shares that could be earned assuming the performance of MSUs at 200% achievement in relation to the Russell 2000 Index for each annual grant. The 460,000 in PRSUs represent the shares that would be earned assuming achievement of minimum stock price hurdles. As further evidence of our reasonable equity grant practices, we will be relinquishing over 1,055,000 shares under our Predecessor Plan as we transition to our 2017 Plan.
Summary of the 2017 Plan

The following description of certain features of the 2017 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2017 Plan that is attached hereto as Appendix A.

General. The purpose of the 2017 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.
Authorized Shares. The maximum aggregate number of shares authorized for issuance under the 2017 Plan is 2.5 million.
Share Counting. Each share made subject to an award will reduce the number of shares remaining available for grant under the 2017 Plan by one share. If any award granted under the 2017 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2017 Plan. Shares will not be treated as having been issued under the 2017 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2017 Plan. However, shares withheld or reacquired by the Company in satisfaction of a tax withholding obligation in connection with the vesting or settlement of any full value award (but not options or stock appreciation rights) will not reduce the number of shares remaining available for the future grant of awards. Upon the exercise of a stock appreciation right or net‑exercise of an option, the number of shares available under the 2017 Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2017 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding regular, periodic cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2017 Plan to adjust other terms of outstanding awards as it deems appropriate.
Nonemployee Director Award Limits. A nonemployee director may not be granted awards under the 2017 Plan in any fiscal year having an aggregate grant date fair value exceeding $500,000.
Other Award Limits. To enable compensation provided in connection with certain types of awards intended by the Compensation Committee to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2017 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year, as follows:

•	No more than 1,250,000 shares under stock‑based awards.

•	No more than $2,000,000 for each full fiscal year contained in the performance period under cash‑based awards.

In addition, to comply with applicable tax rules, the 2017 Plan also limits to 1,500,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2017 Plan.
Administration. The 2017 Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2017 Plan or to administer the 2017 Plan directly. Awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code must be administered by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2017 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2017 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.
The 2017 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2017 Plan. All awards granted under the 2017 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2017 Plan. The Committee will interpret the 2017 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2017 Plan or any award.
Prohibition of Option and SAR Repricing. The 2017 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.
Minimum Vesting. No more than 5% of the aggregate number of shares authorized under the 2017 Plan may be issued pursuant to awards that provide for service‑based vesting over a period of less than one year or performance-based vesting over a performance period of less than one year.
Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March

17, 2017, we had approximately 850 employees, including two executive officers, and seven non-employee directors who would be eligible under the 2017 Plan.
Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (10% Stockholder) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On March 31, 2017, the closing price of our common stock as reported on the New York Stock Exchange was $24.19 per share.
The 2017 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2017 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.
Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.
Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (Tandem SAR) or independently of any option (Freestanding SAR). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2017 Plan is ten years.
Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards. The Committee may grant restricted stock awards under the 2017 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends or other distributions paid in cash or shares subject to the same restrictions as the original award.
Restricted Stock Units. The Committee may grant restricted stock units under the 2017 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Restricted stock units may not be transferred by the participant. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive cash or additional restricted stock units whose value is equal to any cash dividends the Company pays. Dividend equivalent rights will be subject to the same vesting conditions and settlement terms as the original award.
Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination of these.
Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: bookings, revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; adjusted pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project and completion of a joint venture or other corporate transaction.
The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, if applicable, or other methodology established by the Committee, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any unusual or infrequently occurring event or transaction occurring after the establishment of the performance goals applicable to a performance award.
Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock to the extent that the performance shares become vested. The Committee may provide for performance award payments in lump sums or installments.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant’s service during the performance period. The Committee may provide similar treatment for a participant whose service is involuntarily terminated. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2017 Plan provides that the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The Committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.
Change in Control. The 2017 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2017 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. The vesting of any awards that are not assumed, continued or replaced in connection with a Change in Control will be accelerated in full, and, if not exercised prior to the Change in Control, will terminate effective as of the time of the Change in Control. The vesting of any awards that are assumed, continue or replaced will be accelerated in full if, within 18 months following the Change in Control, the holder’s employment is terminated without cause or the holder resigns following reduction in base salary of 15% or more.
Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such other terms and to such extent as it determines. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.
The 2017 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the canceled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise or purchase price per share, if any, under the award.
Awards Subject to Section 409A of the Code. Certain awards granted under the 2017 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2017 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2017 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.
Amendment, Suspension or Termination. The 2017 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2017 Plan following the tenth anniversary of the 2017 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Committee may amend, suspend or terminate the 2017 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2017 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law or the rules of any stock exchange on which the Company’s shares are then listed. No amendment, suspension or termination of the 2017 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code.
Tax Aspects Under the Code

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2017 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue

Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
New 2017 Plan Benefits

No awards will be granted under the 2017 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed adoption of the 2017 Plan is in the best interests of the Company and its stockholders for the reasons stated above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF OUR 2017 EQUITY INCENTIVE PLAN (INCLUDING, WITHOUT LIMITATION, CERTAIN MATERIAL TERMS OF SUCH PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

EXECUTIVE OFFICERS

The following table sets forth the executive officers and key employees of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting:

Name	Age	Position
Named Executive Officers:
Andres D. Reiner	46	Chief Executive Officer, President and Director
Stefan B. Schulz	50	Executive Vice President and Chief Financial Officer
Other Significant Employees:
Mike Jahoda	37	Senior Vice President, Professional Services
Chris Jones	53	Senior Vice President, North America Sales
Damian Olthoff	42	General Counsel and Secretary
Rob Reiner	55	Chief Technology Officer
Wagner Williams	38	Chief People Officer
Benson Yuen	56	Senior Vice President, Travel
Craig Zawada	46	Chief Innovation Officer
Andres D. Reiner has served as a director and as our President and Chief Executive Officer since 2010. Mr. Reiner joined the Company in 1999, and prior to his appointment as President and Chief Executive Officer, held a series of positions with successively increasing responsibility, including Senior Vice President of Product Development and Executive Vice President of Product and Marketing. Prior to becoming our President and Chief Executive Officer, he was responsible for global marketing and alliances, product management, science research, and development of our next generation software products. Mr. Reiner was also instrumental in our European growth and the expansion of the Company’s sales and marketing efforts worldwide. Prior to joining us, Mr. Reiner held various technical and management positions in technology companies including Platinum Technology, ADAC Healthcare Information Systems, and Kinesix. Mr. Reiner holds a Bachelor of Science in Computer Science with a minor in Mathematics from the University of Houston.
Stefan B. Schulz joined the Company in March 2015 and serves as our Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Schulz served as Chief Financial Officer for Digital River, Inc., a global provider of cloud-based commerce, payments and marketing services, from July 2011 to February 2015. Prior to joining Digital River, Mr. Schulz spent six years with Lawson Software, an enterprise resource planning software company, where he served as Senior Vice President, Chief Financial Officer and Chief Accounting Officer. Before joining Lawson Software, Mr. Schulz spent 12 years with BMC Software in various finance and accounting roles, including Vice President and Corporate Controller. Prior to BMC Software, Mr. Schulz was with Arthur Andersen LLP in Houston, ultimately serving as an Audit Manager in the firm's Enterprise Group. Mr. Schulz holds a B.B.A. in Accounting from Lamar University.

In addition to our executive officers immediately prior to the Annual Meeting, D. Blair Crump, our former Chief Operating Officer, served as one of our named executive officers in 2016. Mr. Crump joined the Company in February 2014 and served as our Chief Operating Officer through July 2016. Prior to joining the Company, Mr. Crump previously served as President, Global Enterprise of Salesforce.com from February 2012 to January 2014, where he was responsible for overseeing their global enterprise business unit. Prior to Salesforce.com, Mr. Crump was with Verizon Business, a provider of advanced IP communications and IT products and services. Mr. Crump served as Verizon Business' Group President of Worldwide Sales and Consulting services from 2008 to 2012, overseeing its enterprise, mid-tier, government, and education sales efforts globally. Prior to that role, Mr. Crump served as Senior Vice President of Premier and International Sales for Verizon Business. Mr. Crump holds a Bachelor of Science from the Wharton School at the University of Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the executive compensation program for our named executive officers (NEOs). We also explain how the Compensation Committee determined the pay of our NEOs and its rationale for specific decisions in 2016. Our NEOs for 2016 are as follows:

Name	Title
Andres D. Reiner	Chief Executive Officer, President and Director
Stefan B. Schulz	Executive Vice President and Chief Financial Officer
D. Blair Crump(1)	Chief Operating Officer
(1) Mr. Crump, our former Chief Operating Officer, separated from his employment with us on July 29, 2016.
Executive Summary
2016 Business Highlights

2016 was a breakthrough year for PROS in our journey to transform to a cloud company. We accelerated awareness and adoption of our data science-driven solutions to power modern commerce, extended our product leadership position through continued innovation, expanded our global reach and scale, and made progress toward our long-term profitability goals. The following highlights some of our accomplishments in 2016:

•	Made significant progress in delivering on our cloud transformation, including,

•	Subscription revenue increased 32%, to $38.2 million for 2016, with all net new companies purchasing cloud solutions;

•	Expanded our global data center footprint from four to eleven; and

•	Doubled the number of product releases in 2016 versus 2015.

•	Drove substantial growth:

•	Subscription revenue of $38.2 million for 2016, a 32% increase over 2015;

•	ACV bookings[1] of $29.7 million, a 38% increase over 2015; and

•	ARR[2] of $122.2 million as of December 31, 2016, a 24% increase over December 31, 2015.

•	Improved efficiencies, with free cash flow[3] and expenses significantly outperforming our targets.

•
Strengthened our management team through the addition of Wagner Williams as our Chief People Officer, Rob Reiner as our Chief Technology Officer, and Michael Jahoda as our Sr. Vice President of Professional Services.

•	Added a record number of new customers across a diverse range of industries and expanded relationships with a significant number of existing customers.

•
Strengthened leadership position in the market with numerous awards around innovation and customer success, including the Computerworld Data + Editor’s Choice Award, Digital Edge 50 Award, the prestigious CRM Watchlist Award and multiple Stevie Awards in the American and International programs.

1ACV bookings are comprised of the estimated annual value of the total contract value of business closed during 2016, including license, maintenance, subscription, and services, but excluding committed maintenance beyond one year. ACV bookings are comprised of annual maintenance and subscriptions, and one seventh of the license TCV, and excludes services and subscription renewals.
2ARR is currently one of our key performance metrics to assess the health and trajectory of our overall cloud business. ARR should be viewed independently of revenue, deferred revenue and any other GAAP measure as ARR is a performance metric and is not intended to be combined with any of these items. ARR is defined as the annualized contracted recurring revenue from subscription and maintenance contracts. Contracted revenue from perpetual license, term license and service agreements are not included in ARR.
3 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment, purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.

2016 Compensation Highlights

•
Continued emphasis on pay-for-performance. In 2016, our Compensation Committee again sought to motivate our NEOs with “performance-based” compensation through performance-based equity awards and performance-based cash incentive awards. Our equity awards include performance-based compensation, with the payouts of our market stock unit (MSU) awards to our NEOs varying based on the relative performance of our stock compared to the Russell 2000 Index over the applicable performance period, and the payouts of our performance restricted stock units (PRSU) awards to our NEOs are contingent on our stock achieving minimum growth thresholds. Similarly, our cash incentive plan incentivizes our NEOs to continuously improve our financial performance and to achieve our key strategic priorities with increased incentive opportunities possible based on improved Company performance. For example, as a result of our transition to a cloud company, we withstood planned revenue reduction and did not compare as well to our peer group, and therefore, for 2016 our CEO received no increase in annual base salary or target annual incentive, and target RSU and MSU equity awards were positioned below the 50th percentile of our peer group. In fact, over 70% of our CEO's total target compensation in fiscal year 2016 was contingent upon Company performance as illustrated below:

•
Say-On-Pay Vote. Each year, our Compensation Committee takes into account the result of the say-on-pay vote cast by our stockholders. At our 2016 Annual Meeting of Stockholders, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our NEOs, or a “say-on-pay” vote. More than 85% of the total votes cast were voted in favor of our say-on-pay proposal.  As a result, the Compensation Committee believes that the results of our say-on-pay vote affirmed stockholder support of our approach to executive compensation. While say-on-pay is a key indicator of stockholder sentiment, we also keep an open dialogue with our institutional investors and stockholders throughout the year. We reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, such as executive compensation. Since our 2016 Annual Meeting, we have actively engaged with a significant majority of our largest institutional investors.

•
One-Time Grant of Performance-based Restricted Stock Units. In 2016, in addition to our normal practice of granting restricted stock unit (RSU) and market stock unit (MSU) awards, our Compensation Committee chose to make a one-time award of PRSUs to our NEOs in order to facilitate executive retention in a shareholder friendly way, as we complete our transition to a cloud company. These PRSUs also further ensure alignment with shareholders because the shares only vest upon achieving certain PROS stock price hurdles which represent significant growth targets over grant day stock prices as illustrated below:

•
At-Risk Compensation. As illustrated by the graph below, over 90% of our NEOs' target compensation is “at risk” compensation directly tied to the success of our business, our stock price, and the individual performance of our executives. Consistent with this pay-for-performance orientation, we believe that annual cash incentive and equity compensation should together represent a significant portion of total compensation. As a result, a large portion of our NEOs' total compensation is "at risk" relative to our other employees. We believe this allocation is appropriate because our NEOs bear the greatest responsibility for our results and can exert the greatest influence on our performance.

Relationship Between Company Performance, Stock Price and CEO Compensation.

The following illustrates the directional relationship between our performance, based on our subscription revenue, ARR, our stock price, and the compensation of our CEO from 2014 to 2016. These metrics reflect our continued focus on aligning our executive compensation with our stockholder's interests.

(1) ARR is contracted recurring revenue at any point in time, which includes both subscription and maintenance contracts that are current and contracted with a future start date, and excludes perpetual license, term license and service agreements.
(2) Represents Mr. Reiner's total compensation as reported in the Summary Compensation table on page 44.
(3) Realized compensation represents Mr. Reiner’s compensation as reported on his IRS W-2 form. This includes base salary paid for the year, cash incentive paid in the year, all equity awards that vested during the year using vesting date market value calculations, and the value of any other benefits received.
Our Compensation Philosophy

Our executive compensation program is designed to reward achievement of specific corporate goals and align our executives’ interests with those of our stockholders by rewarding performance that meets or exceeds established goals. Our executive compensation program is designed to reward superior performance and to achieve the following overall objectives:

Objective	Rationale
Competitive pay
Enable the Company to attract and retain high-caliber talent by setting compensation competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent

Pay for performance
Provide a compensation package that is weighted heavily towards performance-based pay to motivate high performance among our NEOs, with compensation levels reflecting the achievement of short- and long-term performance objectives

Incentivize and reward the achievement of our financial objectives	Directly link rewards to the achievement of measurable financial objectives that build long-term stockholder value
Recognize individual performance	Encourage personal achievement by rewarding individual performance
Align the interests of our executives with those of our stockholders	Incentivize and reward the creation and preservation of stockholder value

Role of Our Compensation Committee

The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our NEOs, as well as granting any share-based awards to our NEOs, lies with our Compensation Committee, which consists entirely of non-employee directors. Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit policies are consistent with both our compensation philosophy and our Corporate Governance Guidelines:

•
solicited recommendations from an independent executive compensation consultant to evaluate our executive compensation practices and assisted in developing and implementing the executive compensation programs;

•	established a practice, in accordance with the rules of the NYSE, of reviewing the performance and determining the compensation earned, paid or awarded to our Chief Executive Officer;

•
established a policy, in accordance with the rules of the NYSE, to review on an annual basis the performance of our other executive officers with assistance from our Chief Executive Officer and determined what we believe to be appropriate total compensation for these executive officers; and

•	our Compensation Committee members attended continuing education related to compensation best practices provided by NYSE, NACD, and Equilar, among others.
Our Compensation Committee considers a broad range of facts and circumstances in setting executive compensation. Among the factors considered for our executives generally, and for the NEOs in particular, are recommendations from our compensation consulting firm, Compensia, Inc. (Compensia), advice from our Chief Executive Officer, general economic and market conditions, our financial condition and operating results, our operating plan, our geographic location and the objectives of our executive compensation policies described above. The weight given to each factor differs from year to year and may differ among individual NEOs in any given year.

Our Compensation Committee establishes executive compensation programs that the Compensation Committee believes, based on the members’ experience, is the most appropriate to achieve the goals described above. Our Compensation Committee continues to evaluate our executive compensation programs on a quantitative and qualitative basis on at least a yearly basis or more frequently if circumstances dictate. Our Compensation Committee expects to make new awards and adjustments to our executive compensation programs as appropriate.
Role of Management

During 2016, Mr. Reiner reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the Compensation Committee. In making its decisions regarding executive compensation, the Compensation Committee meets outside the presence of executive officers when making final decisions about each executive officer. The Chief Executive Officer is periodically present during portions of these deliberations that relate to the compensation for other executive officers. In addition, for share-based grants to employees who are not NEOs, the Compensation Committee may delegate to the Chief Executive Officer the authority to make share-based awards within certain limitations on aggregate grants and specific award terms.

Role of Our Independent Compensation Consultant

In 2016, the Compensation Committee retained Compensia to advise the Compensation Committee on executive compensation matters due to the breadth and depth of Compensia’s experience with executive compensation matters and their particular expertise in the software industry. Compensia has served as our independent compensation consultant since 2010. Compensia did not perform any services for us in 2016 other than as serving as an adviser to the Compensation Committee.

During 2016, Compensia advised the Compensation Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms, executive compensation best practices, and other related matters. Compensia reports directly to the Committee, participates in meetings as requested and communicates with the Compensation Committee Chair between meetings as necessary.

Prior to engaging Compensia, the Compensation Committee reviewed the firm’s qualifications, as well as its independence and any potential conflicts of interest. The Compensation Committee has the sole authority to modify or approve Compensia’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate the engagement and hire a replacement or additional consultant at any time.

Stockholder Say-On-Pay

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation. At the Company’s annual meeting of stockholders held in May 2016, more than 85% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. We believe this affirms our stockholders’ continued support of our approach to executive compensation. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our NEOs.
Peer Group

To assist the Compensation Committee in its deliberations on executive compensation, Compensia reviewed our peer group for appropriateness based on a variety of factors including: similarities in revenue levels and size of market capitalization, similarities to the industries in which we operate, the overlapping labor market for top management talent, our status as a publicly traded, U.S.-based firm, and various other characteristics. As a result of this review, the Committee determined the following changes to the peer group were appropriate:

Changes	Companies
Removals	comScore	SolarWinds
	Perficient	Ultimate Software
Qlik Technologies

Additions	Callidus Software	TubeMogul
	Jive Software	Varonis Systems
Paylocity Holdings

With these changes, the Compensation Committee examined the practices of the following 18 companies that we believe most closely approximate the size, scope and complexity of our business. This new group was used in 2016 for setting target compensation levels for NEOs for 2016, among other things:

Aspen Technology	Demandware	Paylocity Holding
Bazaarvoice	Imperva	RealPage
Bottomline Technologies	Jive Software	SPS Commerce
Callidus Software	LivePerson	TubeMogul
Constant Contact	LogMeIn	Varonis Systems
Cornerstone OnDemand	Marketo	VASCO Data Security

Compensia prepared a compensation analysis using data gathered from publicly available information for this peer group. The Compensation Committee used this data to compare the compensation of our NEOs to similarly positioned persons within the peer group and to determine the relative compensation for each NEO position, based on direct, quantitative comparisons of pay levels.

Components of Executive Compensation

Base Salaries

We use base salaries primarily to compensate and retain our NEOs for their services. Base salaries for our NEOs are reviewed on an annual basis and represent the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Compensation Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer groups, our business strategy, our performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs.

In February 2016, the Compensation Committee reviewed the responsibilities and performance of our NEOs, their tenure with us, and their existing compensation packages. Based on this review, the Compensation Committee set the base salaries for our NEOs for 2016 as follows:

	Base Salary(1)		Percentage Increase	2016 Peer Group Percentile
NEO	2016	2015
Andres D. Reiner	$525,000	$525,000	-	75th
Stefan B. Schulz	$365,000	$350,000	4.3%	75th
D. Blair Crump	$420,000	$420,000	-	>75th
(1) Reflects annual base salaries. The 2015 base salary for Mr. Schulz and 2016 base salary for Mr. Crump are annualized.

The Compensation Committee did not make any changes to the salaries of Messrs. Reiner and Crump in 2016 because their base annual salaries remained at or above 75th percentile for our peer group. Instead the Compensation Committee focused on incenting performance through variable, rather than fixed, performance-based compensation. The Compensation Committee increased Mr. Schulz's base salary for 2016, in light of his expected contributions and responsibilities for 2016.

Executive compensation activities in 2017. In January 2017, the Compensation Committee reviewed the responsibilities and performance of Messrs. Reiner and Schulz, their tenure with us, and their existing compensation packages. Based on this review, the Compensation Committee did not make any changes to the salaries of Messrs. Reiner and Schulz for 2017 as their salaries remained at or above 75th percentile for our peer group.

Cash Incentives

We have a cash incentive plan for our NEOs under which cash incentive payments may be made at the end of each quarter and after the end of each year based on our performance against our corporate objectives for each quarter and the year, respectively. The cash incentive program is intended to reward our NEOs upon the achievement of financial performance goals, with some limited discretion available for individual performance. Each component of this cash incentive plan is independent of the other components and has minimum threshold target and maximum levels.
The target incentive payment amounts are payable under this cash incentive plan if we hit our target levels for each component. Actual results between the minimum threshold, target and the maximum goal levels are pro-rated. The discretionary component for 2016 was determined by the Compensation Committee at the end of our fiscal year. We use our cash incentive plan to align our NEOs' performance with our financial results and to motivate our NEOs to successfully implement our cloud strategy and execute our corresponding financial plan by achieving quarterly and annual goals.

Executive compensation activities in 2016. In March 2016, our Compensation Committee approved our 2016 Named Executive Officer Plan (2016 NEO Plan) for each of our NEOs. The 2016 NEO Plan introduces ACV bookings and free cash flow as new components in order to tie our NEOs compensation to the health and trajectory of our overall cloud business, and also includes the ARR and discretionary components consistent with the Revised 2015 NEO Plan. In order to closely tie our NEOs' compensation to the performance of our business, the 2016 NEO Plan sets targets incentive payment amounts based upon achievement of quarterly and annual goals related to ACV bookings and ARR and annual goals related to free cash flow. The discretionary component of the 2016 NEO Plan includes non-numeric goals and objectives intended to position the Company for longer term growth. The weighting of the 2016 NEO Plan components is set forth in the following table:

	Quarterly	Annually
Component Weighting
ACV[1]	20.0%	10%
	(5% per Qtr)
ARR[2]	20.0%	10%
	(5% per Qtr)
Free Cash Flow[3]	-	25.0%
Discretionary	-	15.0%
Subtotal:	40.0%	60%

Total Incentive Opportunity	100.0%
(1)ACV bookings are comprised of the estimated annual value of the total contract value of business closed during 2016, including license, maintenance, subscription, and services, but excluding committed maintenance beyond one year. ACV bookings are comprised of annual maintenance and subscriptions, and one seventh of the license TCV, and excludes services and subscription renewals.
(2)ARR is contracted recurring revenue at any point in time, which includes both subscription and maintenance contracts that are current and contracted with a future start date, and excludes perpetual license, term license and service agreements.
(3)Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment, purchases of other (non-acquisition-related) intangible assets and capitalized internal-use software development costs.

Payouts under the 2016 NEO Plan were based on Company performance each quarter and at the end of the year compared to each component’s target. The discretionary component was determined by the Compensation Committee after the end of the Company’s fiscal year. The Compensation Committee authorized the payments under the 2016 NEO Plan after audited results were determined for each quarter and annual performance period in February 2017. No incentive payment could be earned for performance below the target minimum threshold and the maximum incentive earned could not exceed the incentive amount at the target maximum. The quarterly and annual target, minimum thredhold and maximum for each component are set forth in the following table:

	Threshold, Target, & Maximum Goals ($M)
	Quarterly				Annual
Component	Q1	Q2	Q3	Q4	2016
ACV Bookings
Maximum	0	0	0	0	33.0
Target	7.3	7.2	7.3	7.2	29.0
Threshold	6.3	6.2	6.3	6.2	25.0
ARR
Maximum	0	0	0	0	124.5
Target	102.5	108.3	114.5	120.6	120.6
Threshold	101.7	106.7	111.9	117.0	117.0
Free Cash Flow
Maximum	0	0	0	0	(32.2)
Target	0	0	0	0	(36.2)
Threshold	0	0	0	0	(38.2)

For the 2016 NEO Plan, the Compensation Committee set the incentive pay as a percentage of the base salary of each of our NEOs, based on achievement of the minimum threshold targets for each component above, as set forth in the following table:

Named Executive Officer	At Target Threshold	At Target	At Target Maximum
Andres D. Reiner	55%	110%	220%
Stefan B. Schulz	40%	80%	160%
D. Blair Crump	50%	100%	200%

The actual payout for 2016 performance as a percentage of the base salary of each 2016 NEO reflects actual performance against the target range as described above, and are set forth in the following table:

Named Executive Officer	Actual Payout
Andres D. Reiner	169.1%
Stefan B. Schulz	123.0%
D. Blair Crump	17.1%

For 2016, the target total cash compensation (base salary plus target cash incentives) was positioned relative to our peer group for 2016 near the 75th percentile for Mr. Reiner, above the 75th percentile for Mr. Crump, and near the 75th percentile for Mr. Schulz.

Executive compensation activities in 2017. In March 2017, our Compensation Committee approved our 2017 Named Executive Officer Plan (2017 NEO Plan) for each of our NEOs. The 2017 NEO Plan eliminated the ACV bookings and discretionary elements from the 2016 NEO Plan, retained the ARR and free cash flow elements from the 2016 NEO Plan, and added non-GAAP gross profit as a new element for 2017. ACV was eliminated because new bookings from ACV are reflected in ARR and was replaced with the addition of non-GAAP gross profit. We believe the combination of ARR, non-GAAP gross profit, and free cash flow are the best indicators to measure the health and trajectory of our overall cloud business at this point in our cloud transition. In order to closely tie NEO compensation to the performance of our business, the 2017 NEO Plan sets target incentive payment amounts based upon achievement of quarterly and annual goals related to ARR and non-GAAP gross profit, and annual goals related to free cash flow. The weighting of the 2017 NEO Plan components is set forth in the following table:

	Threshold	Target	Maximum
Quarterly Component
ARR	14.0%	28.0%	28.0%
	(3.5% per Qtr)	(7% per Qtr)	(7% per Qtr)
Non-GAAP Gross Profit[1]	10.0%	20.0%	20.0%
	(2.5% per Qtr)	(5% per Qtr)	(5% per Qtr)
Free Cash Flow	0	0	0
Quarterly Total:	24.0%	48.0%	48.0%

Annual Component
ARR	11.0%	22.0%	72.0%
Non-GAAP Gross Profit[1]	2.5%	5.0%	30.0%
Free Cash Flow	12.5%	25.0%	50.0%
Annual Total:	26.0%	52.0%	152.0%

Total Incentive Opportunity	50.0%	100.0%	200.0%
(1) Non-GAAP gross profit is gross profit calculated in accordance with generally accepted accounting principles, excluding the impact of stock-based compensation, severance and the amortization of acquisition-related intangibles.

In setting the targets for these components, the Compensation Committee believed that there was a reasonable likelihood that we could achieve the targets specified if we execute on our business plan. For the 2017 NEO Plan, the incentive payment as a percentage of the base salary for each continuing NEO remains unchanged from 2016. For 2017, the target total cash compensation (base salary plus target cash incentives) was positioned relative to our peer group for 2017 above the 75th percentile for each of Messrs. Reiner and Schulz.

Equity Awards

The Compensation Committee believes that equity compensation plans are an essential tool to link the long-term interests of stockholders and employees, especially the NEOs, and serve to motivate NEOs to make decisions that will, in the long run, deliver the best returns to stockholders.

Executive compensation activities in 2016. In 2016, the Compensation Committee considered the equity mix for our NEOs and believed it was in our best interests to grant equity awards in a mix of MSUs, RSUs, and PRSUs under our 2007 Equity Incentive Plan (2007 Plan). We granted equity awards to each of our NEOs in an equal mix of MSUs and RSUs in March 2016, and provided a one-time supplementary grant of PRSUs to each of Messrs. Reiner and Schulz in September 2016.

Based on the Company’s mixed financial results vs. targets in 2015 during the beginning of our cloud transition, the MSU and RSU grants combined for 2016 were positioned below the 50th percentile of our peer group for Mr. Reiner and between the 50th and 75th percentile of our peer group for Mr. Schulz.

MSUs are performance-vested units under which the number of shares of Common Stock received following vesting is based on the Company's total stockholder return (TSR) in relation to the Russell 2000 Index (Index) over a specified period of time. The Compensation Committee believes that MSUs help more closely align our NEO compensation with our performance, motivate behavior consistent with long-term value creation, and better assist in retaining our NEOs. The vesting of MSUs has played a key role in our pay for performance approach but because they are performance based, MSUs can cause NEO Realized Pay to differ materially from reported pay for several reasons. First, because the performance period for our MSUs is generally three years, there is a multi-year lag between the MSU grant date and vesting date. During this period, the MSU grant is a component of total NEO reported compensation, but there is no realized compensation unless and until the MSU vests. Second, total NEO reported compensation includes the fair market value of the MSUs, which on a per share basis, differs from the actual market value of the underlying shares of our Common Stock.  For example, the 2016 MSUs granted on March 24, 2016 had fair market value of $14.29 per share, which was 25% higher than the $11.40 per share closing price of our Common Stock as reported on the NYSE. Finally, MSUs may not vest, or may vest below target if our TSR does not sufficiently perform relative to the Index. For example, none of the MSUs granted in 2014 vested in 2017, and only 51% of the MSUs granted in 2013 vested in 2016. These limited vesting results were caused by the decrease in the Company’s stock price during the early stages of the Company’s transition to a cloud company. For more information on realized versus reported pay, see page 44.

RSUs are intended to assist in retaining our NEOs and to reward them for sustaining and increasing the share price of our common stock. RSUs granted in 2016 to each of Messrs. Reiner and Schulz vest in four equal annual installments on March 1st of each year.

PRSUs are performance vested units which will vest if the average trailing closing price of the Company's Common Stock meets certain minimum stock price growth hurdles. The Committee believes these PRSUs further align the interests of the Company’s senior management with the Company’s shareholders and further enhances the relationship between their pay and performance. The Committee provided these PRSUs as a one-time supplementary grant in 2016 after consulting with Compensia on the unvested equity value remaining for Messrs. Reiner and Schulz. The Committee considered that the impact of our cloud transition on share price appreciation caused the 2013 MSUs to vest under target, the 2014 MSUs to vest at zero attainment, and the 2015 MSUs were not on track to vest many shares as of the date the PRSUs were granted. Therefore, the Committee decided to supplement these previous year MSUs with an additional, one-time grant of PRSUs to both (a) reward our NEOs for creating shareholder value by executing on all key milestones during the first 15 months of our cloud transition, and (b) retain and incent our NEOs to create further incremental shareholder value through our cloud transition, with shareholder-friendly payouts only if our stock price substantially appreciates and exceeds preset share price growth targets.

The Compensation Committee determines the size of awards following review of competitive market data from our peer group, as well as subjective factors such as relative job scope, individual performance, tenure and experience, expected future contributions to the growth and development of the Company, Company performance, historical equity compensation awarded to an NEO, and the unvested equity position held by each NEO. For 2016, the value of Mr. Reiner’s target equity award was positioned below the peer group 50th percentile, reflecting the Company’s mixed performance in 2015 during the beginning of our cloud transition. Mr. Crump did not receive an equity award in 2016 due to our mixed financial performance vs. results in 2015 and the substantial equity awards granted to Mr. Crump in 2014 and 2015. Mr. Schulz’s target equity award in 2016 was positioned between the 50th percentile and the 75th percentile, reflecting his performance in 2015 and his expected contribution to the Company in the future.

The actual number of shares of our Common Stock issuable under MSUs is variable based on over-or under-performance of our stock price compared to the Index during the performance period. The MSUs awarded in 2016 (2016 MSUs) have a three year performance period beginning in March 2016. If we under-perform the Index, the percentage at which the MSUs convert into shares of our Common Stock will be reduced from 100%, at a rate of 4 to 1 (four-percentage-point reduction in the number of target units for each percentage point of under-performance), with a minimum percentage of 0%. If we outperform the Index, the percentage at which the MSUs convert to shares will be increased from 100%, at a rate of 4 to 1 (four percentage-point increase in the number of target units for each percentage point of over-performance), with a maximum percentage of 200%.

The actual number of shares of our Common Stock issuable under PRSUs is based on our stock price performance for at least 105 calendar days prior to September 9, 2020, with 25% vesting at $27, an additional 25% vesting at $33, and the remaining 50% vesting at $41 (each, an “Average Per Share Closing Price”). In the event of a change in control, the stock price at the time of the change in control would determine the percentage of PRSUs issued using the same price hurdles above.

The following table sets forth information as of December 31, 2016 with respect to compensation plans under which our equity securities are authorized for issuance. For additional information on our equity compensation plans, see Note 11 of the Notes to the Consolidated Financial Statements in our 2016 Annual Report.

	I	II	III
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under plans (excluding securities listed in Column (I))
All compensation plans previously approved by security holders	4,280,965	$11.75	774,967
All compensation plans not previously approved by security holders	7,500	—	—
Total	4,288,465	$11.75	774,967

Our 2007 Plan provided a formula for automatic increases in the number of securities available for issuance under such plan. The maximum aggregate number of securities that could have been issued under the 2007 equity incentive plan cumulatively increased by a number of shares equal to the lesser of (i) 3.5% of the number of securities issued and outstanding on the immediately preceding December 31, (ii) Nine Hundred Thousand (900,000) shares, and (iii) an amount determined by our Board of Directors.

In February 2014, the Company granted inducement awards in an aggregate amount of up to 308,250 shares in accordance with NYSE Rule 303A.08. These inducement awards were in the form of RSUs and MSUs granted to our former Chief Operating Officer and RSUs granted to certain new employees in connection with the acquisitions of Cameleon Software SA and SignalDemand, Inc.

Executive compensation activities in 2017. In 2017, the Compensation Committee reconsidered the equity mix for our NEOs and believed it was in our best interests to grant equity awards in an equal mix of MSUs and RSUs to our Chief Executive Officer and adjusted the equity mix for Mr. Schulz to be 60% RSUs and 40% MSUs to better align with our peer group compensation practices.  RSUs granted in 2017 to our NEOs vest in four equal annual installments on January 1st of each year. The MSUs awarded in 2017 (2017 MSUs) to each of our NEOs have a three year performance period beginning March 2017. If we under-perform the Index, the percentage at which the MSUs convert into shares of our Common Stock will be reduced from 100%, at a rate of 2.5 to 1 (two and one-half-percentage-point reduction in the number of target units for each percentage point of under-performance), with a minimum percentage of 0%. If we outperform the Index, the percentage at which the MSUs convert to shares will be increased from 100%, at a rate of 2.5 to 1 (two and one-half-percentage-point increase in the number of target units for each percentage point of over-performance), with a maximum percentage of 200%. The 2016 PRSU grant was a one-time action to reward our executives for the shareholder value created through the successful performance through our cloud transition in 2016. The Committee does not plan to grant PRSUs in 2017.

For 2017, the value of Mr. Reiner’s target equity award was positioned at the peer group 75th percentile and Mr. Schulz’s target equity award was positioned above the peer group 75th percentile given the Company’s positive results against targets in 2016 and the substantial progress made in leading the Company’s cloud transition. The decision to go above the 75th percentile for Mr. Schulz was based on his especially positive performance 2016 and the direct impact of his performance on the Company’s results.

Other Compensation

Benefits. We provide our NEOs the following benefits, generally on the same terms as we provide our other employees:

•	health, dental, travel, accident insurance and vision;

•	life insurance;

•	employee assistance plan;

•	medical and dependent care flexible spending account;

•	short-and long-term disability, accidental death and dismemberment;

•	a 401(k) plan;

•	an employee stock purchase plan;

•	paid time off;

•	sick days; and

•	business-related tuition reimbursement.
We believe these benefits are consistent with companies with whom we compete for employees.
401(k) Plan. We provide a tax-qualified employee savings and retirement plan (401(k) Plan) intended to qualify under Section 401(a) of the Code. Contributions, and income earned thereon, are not taxable to employees until withdrawn. Under the 401(k) Plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of the reduction contributed to the 401(k) Plan. The 401(k) Plan also permits us to make matching contributions to the plan on behalf of participants. Historically, our matching contribution has been 50% of the first 6% of employee eligible compensation. We may also make discretionary contributions. In 2016, we matched 50% of each employee’s contribution up to 6% of the employee’s eligible income contributed to our 401(k) Plan and made no discretionary contributions.
Employee Stock Purchase Plan. We provide an employee stock purchase plan (ESPP) intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code (Code). At the beginning of each offering under the plan, each participant in the ESPP is granted the right to purchase (Purchase Right) through accumulated payroll deductions up to a number of shares of our Common Stock determined on the first day of the offering period. The Purchase Right is automatically exercised on the last day of the offering period unless the participant has withdrawn from participation in the ESPP prior to such date. Generally, all of our employees are eligible to participate if they are employed by us, or any participating subsidiary, for at least 20 hours per week. However, an employee may not be granted a Purchase Right if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or that of any related corporation.
Severance Compensation and Termination Protection

We generally provide our NEOs with severance packages if they are terminated without cause (as defined in their employment agreements) or for good reason (as defined in their employment agreements) in order to attract and retain them. The amount of severance benefits is described below, and in more detail elsewhere in the section titled “Potential Payments Upon Termination or Change of Control.” The Compensation Committee reviews the potential payouts to ensure their market-competitiveness in order to incentivize our NEOs to maintain focus on both daily and long-term efforts.
Our severance compensation provisions are designed to meet the following objectives:

•
Change in Control: As part of our normal course of business, we may engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. We provide a component of severance compensation if an NEO is terminated as a result of a change of control transaction to promote the ability of our NEOs to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

•
Termination Without Cause or For Good Reason: If we terminate the employment of one of our NEOs “without cause” or one of our NEOs resigns for “good reason,” each as defined in the applicable agreement, we are obligated to make certain payments based on the NEO's then-effective base salary. We believe this is appropriate because the terminated NEO is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event, to avoid disruptive conflicts and provide us with more flexibility to make a change in management if such a change is in our and our stockholders’ best interests.

Employment Agreements

Andres D. Reiner. In May 2013, we entered into an amended and restated employment agreement with Mr. Reiner, our Chief Executive Officer and President. This agreement automatically renewed for an additional three year term in May 2016, and will automatically renew for additional three-year terms unless the Company decides not to renew. The base salary payable to Mr. Reiner is subject to periodic review by our Compensation Committee. In the event Mr. Reiner’s employment with us is terminated by him for good reason, by us without cause or we decide not to renew his agreement, he will receive (i) his full base salary each month for the following 12 months, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of a bonus at 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for twelve months, (iv) an amount equal to twelve times the monthly cost of Mr. Reiner's health benefits, and (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination. Alternatively, if Mr. Reiner’s employment is terminated by us without cause, if he resigns for good reason, or we decide not to renew his agreement within six months prior to, or any time after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of an aggregate bonus equal to 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for eighteen months, (iv) an amount equal to eighteen times the monthly cost of Mr. Reiner's health benefits, and (v) the acceleration of vesting of all equity awards. In addition, if the surviving or acquiring entity (or its parent entity) elects not to assume, continue or substitute for the equity awards or options due under the 2007 Plan, all outstanding equity awards and options under the 2007 Plan will vest in full and become fully exercisable. Mr. Reiner is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment.

Stefan B. Schulz. In March 2015, we entered into an employment agreement with Mr. Schulz, our Executive Vice President and Chief Financial Officer. This agreement is for a three-year term and automatically renews for three-year terms unless the Company decides not to renew. The base salary payable to Mr. Schulz is subject to periodic review by our Compensation Committee. In the event Mr. Schulz's employment with us is terminated by him for good reason, by us without cause, or we decide not to renew his agreement, he will receive (i) his full base salary each month for the following 12 months, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of a bonus at 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for twelve months, (iv) an amount equal to twelve times the monthly cost of Mr. Schulz's health benefits, and (v) to the extent that the aggregate amount paid pursuant to items (i) through (iv) is not at least $1,000,000, the acceleration of vesting of certain equity awards to bring the total separation pay package to $1,000,000. Alternatively, if Mr. Schulz's employment is terminated by us without cause, if he resigns for good reason, or we decide not to renew his agreement within six months prior to, or any time after, a change of control of the Company, he will receive (i) an amount equal to 150% of his annual salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) the payment of an aggregate bonus equal to 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for eighteen months, (iv) an amount equal to eighteen times the monthly cost of Mr. Schulz's health benefits, and (v) the acceleration of vesting of all equity awards with respect to such shares that would have vested following the date of termination. In addition, if the surviving or acquiring entity (or its parent entity) elects not to assume, continue or substitute for the equity awards or options due under the 2007 Plan, all outstanding equity awards and options under the 2007 Plan will vest in full and become fully exercisable. Mr. Schulz is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment.

D. Blair Crump. On July 29, 2016, Mr. Crump, our former Chief Operating Officer, separated from his employment with us. In connection with such separation, we and Mr. Crump entered into a General Release dated as of August 1, 2016 (the “Separation Agreement”), pursuant to the terms of the employment agreement we entered into with Mr. Crump in February 2014. Pursuant to the terms of the Separation Agreement, we (i) paid Mr. Crump as severance his full base salary in effect on the departure date for a period of 12 months, (ii) paid Mr. Crump his unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) paid a bonus at 100% of performance targets, including discretionary components, within the bonus plan in effect as if employed by us for twelve months, (iv) paid an amount equal to twelve times the monthly cost of Mr. Crump's health benefits, and (v) accelerated the vesting of 72,525 of Mr. Crump's RSU awards. Mr. Crump remains subject to non-competition and non-solicitation restrictions for the 12-month period following the termination of his employment.
“Cause” is defined in these employment agreements as (a) a breach by our officer of his duties of confidentiality which causes a material harm to us, (b) his conviction of, or a plea of guilty or no contest to, a felony or any other crime involving dishonesty or moral turpitude under the laws of the United States; (c) continued failure to perform assigned duties or comply with any Company policy after notice and a cure period; (d) any material breach by our officer of his employment agreement or any other agreement between our officer and us after notice and a cure period; (e) any intentional wrongdoing by them that adversely affects us; and (f) any failure to cooperate in good faith with us in any governmental investigation or formal proceeding.

Each of our NEOs can resign for “good reason” and be entitled to severance. “Good reason” is defined in their employment agreements as (i) a material diminution in their authority, duties or responsibilities or the assignment of duties to them that are not materially commensurate with their position with us, other than where they are asked to assume substantially similar duties and responsibilities in a larger entity after any change of control; (ii) the relocation of their offices to more than 25 miles from their present location; (iii) a material reduction in their base salaries other than reductions which are part of a general reduction affecting all employees; (iv) our failure to provide them with similar benefits that we provide to our other employees; (v) any material breach by us of any provision of their employment agreement; or (vi) any failure by any successor corporation to assume our obligations under the NEO's employment agreement.
Executive Stock Ownership Guidelines
As part of our overall corporate governance and compensation practices, our Board of Directors adopted stock ownership guidelines for our NEOs and directors. These guidelines are designed to align our NEOs’ and directors' interests with our stockholders’ long-term interests by promoting long-term share ownership, which reduces the incentive for excessive short-term risk taking and further increase our NEOs and directors alignment with stockholder interests. These guidelines require our Chief Executive Officer to hold shares of our stock worth four times his annual salary and each other NEO is required to hold shares of our stock worth two times their annual salary. The guidelines also state that each non-employee director is required to hold shares of our stock worth four times the director's annual retainer. Share units or unexercised options held by an NEO or director under any of our equity incentive plans are included, at 50% of their intrinsic value, in calculating the value of ownership to determine whether this minimum ownership requirement has been met. Shares held by an NEO or director under either of our equity incentive plans will continue to be included in calculating the value of ownership to determine whether this minimum ownership requirement has been met. Our NEOs and Directors have to attain this ownership threshold by the earlier of (i) December 31, 2018 and (ii) five years after joining our Board of Directors and/or being appointed as an NEO. As of December 31, 2016, each of our NEOs and directors were in compliance with the applicable guidelines.
Clawback Policy

Our “clawback” policy permits our Board of Directors to consider and make a decision in its sole discretion to recover, under applicable law, any incentive bonuses awarded to NEOs whose fraud or intentional misconduct significantly contributed to a restatement of financial results that led to the awarding of incentive bonuses. This “clawback” policy is designed to further link our executive compensation and our long-term performance.
Tax and Accounting Considerations

Tax Considerations
We are subject to Section 162(m) of the Code, which limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers other than our Chief Financial Officer to $1,000,000 per person per year, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation approved by our stockholders. In addition to salary and bonus compensation that is not “performance-based,” certain equity grants may cause an officer’s total compensation to exceed $1,000,000. However, compensation from options or other equity grants that meet certain requirements will be exempt from the $1,000,000 cap on deductibility. In the past, annual compensation to certain of our NEOs has exceeded $1,000,000 per person, and we currently anticipate such compensation will exceed the $1,000,000 limit for certain of our most highly compensated officers in 2017. If we do not qualify for the exemptions to this deductibility limit, we will not be able to deduct the compensation amount in excess of $1,000,000. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
We, the Compensation Committee of the Board of Directors of PROS Holdings, Inc., have reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board of Directors, and the Board of Directors has agreed that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Greg B. Petersen, Chairman
Leslie Rechan
William Russell

EXECUTIVE COMPENSATION

Realized Compensation

Realized pay differs from the reported total compensation required to be disclosed by the SEC in our Summary Compensation Table below, and is not a substitute for the amounts reported in that table. Realized pay differs from reported total compensation primarily as a result of the difference between the grant-date fair value of equity-based awards required to be disclosed in the Summary Compensation Table and the value realized by our executives when the restrictions on equity awards vest before payment of withholding taxes and brokerage commissions. In addition, these amounts may differ substantially in a particular year because reported pay may be realizable only if performance measures are met or stock price level is achieved. To supplement the required SEC disclosure, for the past three years in aggregate, realized pay was 64% of reported pay, as further detailed on the following table which shows compensation actually realized by each named executive, as reported on his IRS W-2 form, as compared with the total reported pay included in the 2016 Summary Compensation Table:

Name and Principal Position	Year	Total Reported Comp. ($)	W-2 Realized Comp.
Andres D. Reiner(1)	2016	6,129,555	3,594,770
President and Chief Executive Officer	2015	4,158,991	2,705,603
	2014	4,146,583	9,926,938
Stefan B. Schulz(2)	2016	3,154,350	759,006
Executive Vice President and Chief Financial Officer	2015	3,255,779	389,198
	2014	—	—
D. Blair Crump(3)	2016	2,676,216	2,942,722
Former Chief Operating Officer	2015	3,378,595	1,335,250
	2014	7,556,251	363,846

(1)
In 2014, realized pay for Mr. Reiner included the vesting and payment of MSUs for the 2012-2013 performance period. In 2016, realized pay for Mr. Reiner included the vesting and payment of MSUs for the 2013-2015 performance period.

(2)	Mr. Schulz commenced his employment with us on March 3, 2015.

(3)	Mr. Crump separated from his employment with us on July 29, 2016.

Summary Compensation Table

The following table presents the compensation paid to or earned by our NEOs, including our Chief Executive Officer and our Chief Financial Officer, during 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)		Stock Awards (1) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation (2) ($)		Total ($)
Andres D. Reiner	2016	525,000		4,696,100	(3)	887,618		20,837		6,129,555
President and	2015	525,000		3,472,040	(4)	144,375		17,576		4,158,991
Chief Executive Officer	2014	475,000		3,157,533	(5)	496,375		17,675		4,146,583
Stefan B. Schulz	2016	365,000		2,320,825	(7)	448,804		19,721		3,154,350
Executive Vice President	2015	289,198	(6)	2,780,800	(8)	70,000	(6)	115,781	(9)	3,255,779
and Chief Financial Officer	2014	—		—		—		—		—
D. Blair Crump	2016	245,000	(10)	—		42,000		2,389,216	(13)	2,676,216
Former Chief Operating Officer	2015	420,000		2,834,690	(11)	105,000		18,905		3,378,595
	2014	366,667		6,776,250	(12)	400,000		13,334		7,556,251

(1)
These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated in accordance with GAAP. For additional information about the valuation assumptions with respect to equity awards, refer to Note 11 of our financial statements in our Form 10-K for the year ended December 31, 2016, as filed with the SEC.

(2)
Represents matching contributions for each individual’s 401(k) Plan contributions, life insurance premiums and health insurance. For Mr. Reiner, includes executive physical and for Mr. Crump, includes severance benefits.

(3)
Represents 90,000 RSUs and 90,000 MSUs awarded to Mr. Reiner on March 24, 2016 and 200,000 PRSUs awarded to Mr. Reiner on September 9, 2016. The RSUs vest annually in one fourth installments on March 1st of each year and have a grant date fair value of $11.40. The 2016 MSUs will vest on March 1, 2019, and have a grant date fair value of $14.29. The 2016 PRSUs will vest based on stock price performance criteria, and have a grant date fair value of $11.92. For additional information regarding the 2016 MSUs, see “2016 Grants of Plan-Based Awards” below.

(4)
Represents 57,200 RSUs and 57,200 MSUs awarded to Mr. Reiner on January 23, 2015. The RSUs vest annually in one fourth installments on January 1st of each year and have a grant date fair value of $27.11. The 2015 MSUs will vest on January 1, 2018, and have a grant date fair value of $33.59. The January

2015 MSUs are performance-vested units under which the number of shares of Common Stock received following vesting is based on our TSR in relation to the Index over a three year period ending December 31, 2017 (January 2015 MSU Performance Period).

(5)
Represents 36,900 RSUs and 36,900 MSUs awarded to Mr. Reiner on February 11, 2014. The RSUs vest annually in one fourth installments on January 1st of each year and have a grant date fair value of $37.25. The MSUs granted in February 2014 (2014 MSUs) vested on January 1, 2017, and had a grant date fair value of $48.32. The 2014 MSUs are performance-vested units under which the number of shares of Common Stock received following vesting is based on our TSR in relation to the Index over a three year period ending December 31, 2016 (2014 MSU Performance Period). Based on the average price of our Common Stock relative to the Index during the 2014 MSU Performance Period, the actual number of shares issued upon vesting of the 2014 MSUs was 0% of the 2014 MSUs initially granted.

(6)	Mr. Schulz commenced his employment with us in March 2015.

(7)
Represents 62,500 RSUs and 62,500 MSUs awarded to Mr. Schulz on March 24, 2016 and 60,000 PRSUs awarded to Mr. Schulz on September 9, 2016. The RSUs vest annually in one fourth installments on March 1st of each year and have a grant date fair value of $11.40. The 2016 MSUs will vest on March 1, 2019, and have a grant date fair value of $14.29. The 2016 PRSUs will vest based on stock price performance criteria, and have a grant date fair value of $11.92. For additional information regarding the 2016 MSUs, see “2016 Grants of Plan-Based Awards” below.

(8)
Represents 82,500 RSUs and 27,500 MSUs awarded to Mr. Schulz on March 3, 2015. The RSUs vest annually in one fourth installments on March 3rd of each year and have a grant date fair value of $24.32. The 2015 MSUs will vest on March 3, 2018, and have a grant date fair value of $28.16. The March 2015 MSUs are performance-vested units under which the number of shares of Common Stock received following vesting is based on our TSR in relation to the Index over a three year period ending March 2, 2018 (March 2015 MSU Performance Period).

(9)	Includes one-time relocation and related costs in the amount of $100,000 related to Mr. Schulz relocation to Houston, Texas in connection with his employment with the Company.

(10)	Mr. Crump's employment with us ended on July 29, 2016.

(11)
Represents 46,700 RSUs and 46,700 MSUs awarded to Mr. Crump on January 23, 2015. The RSUs vest annually in one fourth installments on January 1st of each year and have a grant date fair value of $27.11. The 2015 MSUs vest on January 1, 2018, and had a grant date fair value of $33.59. Upon Mr. Crump’s separation from employment with the Company, the last two annual installments for these RSUs vested while the MSUs failed to vest.

(12)
Represents 75,000 RSUs and 75,000 MSUs awarded to Mr. Crump on February 24, 2014 as inducement awards outside our 2007 Plan in reliance on the exemption from shareholder approval for employment inducement awards under the NYSE rules. The RSUs vest annually in one fourth installments on January 1st of each year and have a grant date fair value of $39.11. The 2014 MSUs are performance-vested units under which the number of shares of Common Stock received following vesting is based on the Company's TSR in relation to the Index over a three year period ending December 31, 2016. The 2014 MSUs vest on January 1, 2017, and the maximum number of shares issuable upon vesting is 200% of the 2014 MSUs initially granted based on the average price of our Common Stock relative to the Index during the 2014 MSU Performance Period. Includes the target number of shares issuable at the grant date fair value per share of $51.24. Upon Mr. Crump’s separation, the final annual installments for these RSUs vested while the MSUs failed to vest.

(13)	Amounts shown include severance ($1,027,215) and the cost (value at vest) of accelerated vesting of RSUs ($1,347,515).

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to our NEOs during 2016, including:

			Estimated Future Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Awards		All Other Stock Awards: Number of Shares of Stock or Units(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Options and Awards ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Andres D. Reiner	PRSU(1)	9/9/2016				200,000	200,000		$11.92	2,384,000
	RSU	3/24/2016						90,000	$11.40	1,026,000
	MSU(2)	3/24/2016				90,000	180,000		$14.29	1,286,100
	Cash incentive	2/17/2016	$288,750	577,500	1,155,000
Stefan B. Schulz	PRSU(1)	9/9/2016				60,000	60,000		$11.92	715,200
	RSU	3/24/2016						62,500	$11.40	712,500
	MSU(2)	3/24/2016				62,500	125,000		$14.29	893,125
	Cash incentive	2/17/2016	$140,000	280,000	560,000
D. Blair Crump(3)	Cash incentive	2/17/2016	$210,000	420,000	840,000

(1)
The 2016 PRSUs are performance-vested units which will vest if the average trailing closing price of the Company's Common Stock meets certain minimum performance hurdles for at least 105 calendar days prior to September 9, 2020, with 25% vesting at $27, an additional 25% vesting at $33, and the remaining 50% vesting at $41.

(2)
The 2016 MSUs are performance-vested units under which the number of shares of Common Stock received following vesting is based on the Company's TSR in relation to the Index over a three year period ending February 28, 2019 (2016 MSU Performance Period). The 2016 MSUs vest on March 1, 2019, and the maximum number of shares issuable upon vesting is 200% of the 2016 MSUs initially granted based on the average price of our Common Stock relative to the Index during the 2016 MSU Performance Period. Includes the target number of shares issuable at the grant date fair value per share of $14.29 for the 2016 MSUs.

(3)	Mr. Crump separated from his employment with the Company in July 2016.

Outstanding Equity Awards at Fiscal Year End

The following table presents the number of options to purchase shares of our Common Stock, SARs, RSUs, MSUs and PRSUs held by our NEOs as of December 31, 2016:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options/SARs (#) Exercisable	Number of securities underlying unexercised options/SARs (#) Unexercisable	Option/SARs exercise price ($)	Option/SARs expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Andres D. Reiner	50,000	—	6.00	3/26/2017
	100,000	—	16.73	11/15/2017
	50,000	—	12.72	5/14/2018
	20,000	—	8.68	3/9/2020
	180,000	—	11.33	12/14/2020
					26,250	(1)	564,900
					18,450	(2)	397,044
					36,900	(3)	794,088
					42,900	(4)	923,208
					57,200	(5)	1,230,944
					90,000	(6)	1,936,800
					90,000	(7)	1,936,800
					200,000	(8)	4,304,000

Stefan B. Schulz	—	—			61,875	(9)	1,331,550
					27,500	(10)	591,800
					62,500	(6)	1,345,000
					62,500	(7)	1,345,000
					60,000	(8)	1,291,200

(1)
Represents the unvested portion of the 105,000 RSUs awarded to Mr. Reiner on January 18, 2013. The RSUs vest annually in one fourth installments on January 1st of each year and have a grant date fair value of $19.36.

(2)
Represents the unvested portion of the 36,900 RSUs awarded to Mr. Reiner on February 11, 2014. The RSUs vest annually in one fourth installments on January 1st of each year and have a grant date fair value of $37.25.

(3)
Represents 2014 MSUs awarded to Mr. Reiner on February 11, 2014. These 2014 MSUs vested on January 1, 2017. The amounts shown above reflect the number and market value, as of December 31, 2016, of 2014 MSUs that would be earned if the performance goals related to these awards were met at the target level at the end of the 2014 MSU Performance Period. If the minimum performance threshold is not met, there will be no payout. The number of shares that will actually be earned will depend on our TSR for the period from January 1, 2014 and December 31, 2016 as compared to the Index. Based on the average price of our Common Stock relative to the Index during the 2014 MSU Performance Period, the actual number of shares issued upon vesting of the 2014 MSUs was 0% of the 2014 MSUs initially granted.

(4)	Represents the unvested portion of the 57,200 RSUs awarded to Mr. Reiner on January 23, 2015. These RSUs vest annually in one fourth installments on January 1st of each year.

(5)
Represents January 2015 MSUs awarded on January 23, 2015. These January 2015 MSUs vest on January 1, 2018. The amounts shown above reflect the number and market value, as of December 31, 2016, of January 2015 MSUs that would be earned if the performance goals related to these awards were met at the target level at the end of the January 2015 MSU Performance Period. If the minimum performance threshold is not met, there will be no payout. The number of shares that will actually be earned depend on our TSR for the period from January 1, 2015 and December 31, 2017 as compared to the Index.

(6)
Represents the unvested portion of the 2016 RSUs awarded to Messrs. Reiner and Schulz on March 24, 2016. These RSUs vest annually in one fourth installments on March 1 of each year and had a grant date fair value of $11.40.

(7)
Represents 2016 MSUs awarded to Messrs. Reiner and Schulz on March 24, 2016. These 2016 MSUs vest on March 1, 2019. The amounts shown above reflect the number and market value, as of December 31, 2016, of 2016 MSUs that would be earned if the performance goals related to these awards were met at the target level at the end of the 2016 MSU Performance Period. If the minimum performance threshold is not met, there will be no payout. The number of shares that will actually be earned will depend on our TSR for the period from March 1, 2016 and March 1, 2019 as compared to the Index.

(8)
Represents 2016 PRSUs awarded to Messrs. Reiner and Schulz on September 9, 2016. These 2016 PRSUs will vest if the average trailing closing price of the Company's Common Stock meets certain minimum performance hurdles for at least 105 calendar days prior to September 9, 2020, with 25% vesting at $27, an additional 25% vesting at $33, and the remaining 50% vesting at $41.

(9)
Represents the unvested portion of the RSUs awarded to Mr. Schulz on March 3, 2015. Mr. Schulz was awarded 82,500 RSUs. The RSUs vest annually in one fourth installments on March 3rd of each year and have a grant date fair value of $24.32.

(10)
Represents March 2015 MSUs awarded on March 3, 2015 to Mr. Schulz. These March 2015 MSUs vest on March 3, 2018. The amounts shown above reflect the number and market value, as of December 31, 2016, of March 2015 MSUs that would be earned if the performance goals related to these awards were met at the target level at the end of the March 2015 MSU Performance Period. If the minimum performance threshold is not met, there will be no payout. The number of shares that will actually be earned depend on our TSR for the period from March 3, 2015 and March 2, 2018 as compared to the Index.

Equity Awards Vested

The following table presents information on the vesting of RSUs and MSUs for our NEOs during the year ended December 31, 2016:

	Stock Awards
Name	Number of shares acquired on RSU vesting (1) (#)	Number of shares acquired on MSU vesting (2) (#)	Value realized on vesting (3) ($)
Andres D. Reiner	69,775	50,929	$2,781,020
Stefan B. Schulz	20,625	—	$251,006
D. Blair Crump(4)	102,950	—	$2,048,507

(1)	Represents the vesting of RSUs.

(2)	Represents the vesting of MSUs.

(3)	Represents the value realized upon vesting of RSUs and MSUs.

(4)	Includes January 1, 2016 time vesting of RSUs and accelerated RSU vesting upon separation from employment.

Potential Payments Upon Termination or Change of Control

The terms and conditions of our employment agreements with all of our NEOs are discussed above under “Compensation Discussion and Analysis – Employment Agreements.” The following table shows potential payments upon termination or a change of control for NEOs who are currently employed by us assuming the event that triggered the payment occurred December 31, 2016, and that there was no bonus earned but unpaid prior to termination.

	Potential Payment on
Name	Voluntary Termination or Termination for Cause ($)	Involuntary Termination (Without Cause) or Termination by NEO for Good Reason ($)	Involuntary Termination (Without Cause) or Termination by NEO for Good Reason on Change of Control ($)
Andres D. Reiner
Severance(1)	$—	$1,102,500	$1,653,750
Bonus(2)	—	404,250	404,250
Health Benefits(3)	—	22,331	33,497
Accelerated Equity	—	3,821,952	12,087,784
Total	$—	$5,351,033	$14,179,281
Stefan B. Schulz
Severance(1)	$—	$657,000	$985,500
Bonus(2)	—	204,400	204,400
Health Benefits(3)	—	17,837	26,755
Accelerated Equity	—	120,763	5,904,550
Total	$—	$1,000,000	$7,121,205

(1)
Reflects the NEOs' then current base monthly salary for twelve months for termination without cause, and eighteen months for termination without cause on a chance of control, and in each case, payable on normal payroll cycles.

(2)
Reflects the payment of a bonus at 100% of performance targets, including the discretionary components, within the bonus plan in effect as if employed by the Company for twelve months for termination without cause, and for eighteen months for termination without cause on change of control.

(3)	Reflects health benefits as made generally available to employees for twelve months for termination without cause, and for eighteen months for termination without cause on change of control.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers (NEOs) as disclosed in this Proxy Statement in accordance with SEC rules. We currently conduct this advisory vote on an annual basis and expect to conduct the next advisory vote at our Annual Meeting to be held in 2018.
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to manage our business and meet our long-term objectives. We seek to provide executive compensation that is competitive with companies that are similar to us. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers’ base salaries should be set at levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average Company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our stockholders by rewarding improvement in selected financial metrics and by using equity incentives. Please see our “Compensation Discussion and Analysis” (beginning on page 30) and related compensation tables for detailed information about our executive compensation programs, including information about the fiscal year 2016 compensation of our NEOs.

This vote is advisory and therefore not binding. However, the Compensation Committee of our Board of Directors (Compensation Committee) values the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, in most cases it may not be feasible to change any executive compensation program in consideration of any one year’s advisory vote on executive compensation.
Vote Required

The affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required for advisory approval of this proposal. A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote, and thus will have the effect of a vote against this matter.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of share represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

DIRECTOR COMPENSATION

The Board of Directors has approved a compensation structure for non-employee directors consisting of an equity award, annual cash retainer and, for certain positions, a supplemental cash retainer(s). All cash retainers are paid on a quarterly basis. In 2016, each non-employee member of our Board of Directors received 6,274 RSUs which vested in full on January 1, 2017. Each non-employee member of our Board of Directors received an annual cash retainer of $35,000 in 2016. The non-executive chairman of our Board of Directors received a supplemental retainer of $50,000 in 2016. In addition, each non-employee director serving as a chair or member of a standing committee of our Board of Directors received the following supplemental cash retainer(s):

Committee Role	Audit Committee ($)	Compensation Committee ($)	Nominating and Corporate Governance Committee ($)
Member	15,000	15,000	7,500
Chair	30,000	20,000	10,000
We have also agreed to reimburse our directors for reasonable out-of-pocket expenses incurred in connection with (i) their attendance at our Board of Directors, committee meetings, and other Company meetings, and (ii) director continuing education programs, including participation in the National Association of Corporate Directors (NACD), of which the Company is also a member.

2016 Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors for service on our Board during 2016. Compensation for Andres D. Reiner our President and Chief Executive Officer, is set forth in the Summary Compensation Table on page 44. Mr. Reiner does not receive any compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($) (1)	Total ($)
Ellen Keszler	57,500	85,577	143,077
Greg B. Petersen	70,000	85,577	155,577
Leslie Rechan	57,500	85,577	143,077
William Russell	110,000	85,577	195,577
Timothy V. Williams	72,500	85,577	158,077
Mariette M. Woestemeyer	35,000	85,577	120,577
Ronald F. Woestemeyer	35,000	85,577	120,577

(1)
These amounts represent the aggregate grant date fair value of equity awards granted for such director's services in 2016 as calculated in accordance with GAAP. For additional information about the valuation assumptions with respect to equity awards, refer to Note 11 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC. The January 20, 2016 grant of RSUs awarded to all non-employee directors vested in full on January 1, 2017 and had a grant date fair value of $13.64.

The following table presents the aggregate number of outstanding RSUs and stock option awards held by our non-employee directors as of December 31, 2016.

Name	Restricted Stock Units (#) (1)	Stock Option Awards (#) (2)
Ellen Keszler	6,274	30,000
Greg B. Petersen	6,274	30,000
Leslie Rechan	6,274	—
William Russell	6,274	—
Timothy V. Williams	6,274	30,000
Mariette M. Woestemeyer	6,274	30,000
Ronald F. Woestemeyer	6,274	—

(1)
Represents RSUs granted on January 20, 2016, which fully vested on January 1, 2017, under the 2016 director compensation policy, for all non-employee directors. Each RSU represents the contingent right to receive one share of Common Stock.

(2)	Represents options to purchase 30,000 shares of our Common Stock granted on June 27, 2007 which previously vested and are immediately exercisable.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
The following tables set forth information regarding the beneficial ownership of our Common Stock as of the Record Date, unless otherwise noted below, for the following:

•	each person or entity known to own beneficially more than 5% of the issued and outstanding Common Stock as of the date indicated in the corresponding footnote;

•	each director and director nominee; and

•	each of our NEOs named in the Summary Compensation table, both individually and as a group.
Applicable percentage of ownership is based on 31,401,656 shares of our Common Stock outstanding as of the Record Date, unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined under the rules and regulations of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Common Stock over which the stockholder has sole or shared voting or investment power. It also includes shares of Common Stock that the stockholder has a right to acquire within 60 days of the Record Date through the exercise of any option or other right. Unless otherwise indicated, the principal address of each of the stockholders below is c/o PROS Holdings, Inc., 3100 Main Street, Suite 900, Houston, Texas 77002.

Principal Shareholders	Shares Beneficially Owned	Percentage
Brown Capital Management, LLC (1)	4,884,820	15.4
Ronald F. and Mariette M. Woestemeyer (2)	4,163,488	13.1
Riverbridge Partners, LLC (3)	2,319,600	7.3
BlackRock, Inc. (4)	1,586,478	5.0
D.F. Dent & Company, Inc. (5)	1,580,150	5.0

(1)
Information regarding Brown Capital Management, LLC (Brown Capital) is based solely upon a Schedule 13G/A filed by Brown Capital with the SEC on February 9, 2017, which indicates that Brown Capital or certain of its affiliates beneficially owned 4,884,820 shares of our Common Stock as of December 31, 2016, and they had (a) sole voting power to direct the vote of 2,606,368 shares of our Common Stock and (b) sole dispositive power with respect to 4,884,820 shares of our Common Stock. The address of Brown Capital is 1201 N. Calvert Street, Baltimore, MD 21202.

(2)	Includes 4,163,488 shares held by various trusts for the benefit of certain family members.

(3)
Information regarding Riverbridge Partners LLC (Riverbridge) is based solely upon a Schedule 13G/A filed by Riverbridge with the SEC on January 24, 2017, which indicates that Riverbridge or certain of its affiliates beneficially owned 2,319,600 shares of our Common Stock as of December 31, 2016, and they had (a) sole voting power to direct the vote of 1,630,225 shares of our Common Stock and (b) sole dispositive power with respect to 2,319,600 shares of our Common Stock. The address of Riverbridge is 80 South Eighth St., Suite 1200, Minneapolis, MN 55402.

(4)
Information regarding BlackRock, Inc. (BlackRock) is based solely upon a Schedule 13G filed by BlackRock with the SEC on January 30, 2017, which indicates that BlackRock or certain of its affiliates beneficially owned, and had sole voting and dispositive power, with respect to 1,586,478 shares of our Common Stock as of December 31, 2016. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
Information regarding D.F. Dent & Company, Inc. (D.F. Dent) is based solely upon a Schedule 13G filed by D.F. Dent with the SEC on September 2, 2016, which indicates that D.F. Dent or certain of its affiliates beneficially owned, and had sole voting power with respect to 1,580,150 shares of our Common Stock as of December 31, 2015. The address of D. F. Dent is 400 East Pratt Street, 7th Floor, Baltimore, MD 21202.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage
Named Executive Officers
Andres D. Reiner (2)	810,363	2.5
Stefan B. Schulz	43,246	*
D. Blair Crump(3)	45,840	*
Non-Employee Directors and Director Nominees
Ellen Keszler (4)	86,167	*
Greg B. Petersen	91,233	*
Leslie Rechan	20,334	*
William Russell	114,667	*
Timothy V. Williams (4)	96,167	*
Mariette M. Woestemeyer (5)	4,163,488	13.1
Ronald F. Woestemeyer (5)	4,163,488	13.1
All NEOs, directors and director nominees as a group	5,471,505	17.2

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Includes shares held and stock options, restricted stock units (RSUs), performance restricted stock units (PRSUs) and stock appreciation rights (SARs) exercisable within 60 days of the Record Date.

(2)	Includes 350,000 shares issuable pursuant to stock options and SARs that are immediately exercisable or exercisable within 60 days of the Record Date.

(3)
Mr. Crump separated from his employment with the Company as Chief Operating Officer on July 29, 2016. Information with respect to Mr. Crump's shares is based solely on Forms 4 filed prior to his separation.

(4)	Includes 30,000 shares issuable pursuant to stock options which are immediately exercisable.

(5)	Mr. and Mrs. Woestemeyer beneficially own an aggregate of 4,163,488 shares, which include shares held by various trusts for the benefit of certain family members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires each of our directors and NEOs, among others, to file with the SEC an initial report of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during 2016, all of our NEOs and directors filed the required reports on a timely basis under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2016, there has not been (nor is there currently proposed), any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, and the transactions described below.
Relationship with Management, Founders and Investors
Ownership. Ronald F. Woestemeyer and Mariette Woestemeyer, who each serve on our Board of Directors, jointly hold more than 5% of our Common Stock.
Indemnification agreements. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us, among other things, to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.
Employment arrangements. We have entered into employment agreements with each of our executive officers, which address, among other things, the terms of their employment, such as base salary, severance payments and payment on a change in control.

Procedures for Related Party Transactions
Under our Code of Business Conduct and Ethics, our employees and officers are discouraged from entering into any transaction that may cause a conflict of interest. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our compliance officer who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter, our Audit Committee must then approve any related party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under Corporate Governance in the Investor Relations section of our website at www.PROS.com. The Audit Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends changes to the Board to reflect the evolving role of the Audit Committee. The Audit Committee is composed of non-employee directors who meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee currently consists of Timothy V. Williams (Chairman), Greg B. Petersen and Ellen Keszler. Our Board of Directors has determined that each of the members of the Audit Committee are each an “Audit Committee financial expert” as is currently defined under SEC regulations and the rules of the NYSE.
Primary Responsibilities
The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors, and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Audit Committee also oversees the independent auditors’ qualifications and independence. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.

Oversight of Independent Auditors

The Audit Committee engaged PricewaterhouseCoopers LLP as our independent auditors for the year ended December 31, 2016. In its meetings with our independent auditors, the Audit Committee asks them to address, and discusses their responses to, several questions that the Audit Committee believes are relevant to its oversight. The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.
2016 Audited Financial Statements

In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management. In fulfilling its oversight responsibilities in 2016, the Audit Committee reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2016, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.
The Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (3) received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence, and (4) considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2016 was compatible with their independence. Based upon these discussions and reviews, the Audit Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Timothy V. Williams, Chairman
Ellen Keszler
Greg B. Petersen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages our independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.
The following table summarizes the aggregate fees in 2016 billed for professional services rendered to us by PricewaterhouseCoopers LLP (PwC) in 2016 and 2015. A description of these various fees and services follows the table:

	2016	2015
Audit fees	$1,434,387	$1,398,563
Audit-related fees	—	—
Tax fees	140,000	201,000
All other fees	1,919	—
Total fees	$1,576,306	$1,599,563
Fees Billed by PricewaterhouseCoopers, LLP
Audit fees
The aggregate fees billed to us by PwC in connection with the annual audit of our financial statements, reviews of our financial statements included in the quarterly reports on Form 10-Q, consents related to documents filed with the SEC and comfort letters, were $1,434,387 and $1,398,563 for the years ended December 31, 2016 and 2015, respectively. The fees remained relatively consistent over the two periods.
Audit-related fees
Audit-related fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category may include fees related to due diligence related to mergers and acquisitions, accounting and financial reporting consultations and research necessary to comply with generally accepted audit standards. There were no audit-related fees billed for the years ended December 31, 2016 and 2015.
Tax fees
The aggregate tax fees billed to us by PwC related to Research and Experimentation Tax Credit analysis, tax compliance, tax advice and tax planning, and were $140,000 and $201,000 for the years ended December 31, 2016 and 2015, respectively.
All other fees
The other fees consist of subscription fees for accounting and auditing research tool.
Audit Committee Approval of Services
The Audit Committee is authorized by its charter to pre-approve all auditing and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform attest services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Audit Committee has delegated to the chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at its next meeting. During fiscal year 2016, all such services were pre-approved in accordance with the procedures described above.
Our Audit Committee has reviewed the fees described above and believes that such fees are compatible with maintaining the independence of PwC.

PROPOSAL FOUR
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors (Audit Committee) has selected the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2017. We have determined to submit the selection of auditors to stockholder ratification, even though it is not required by our governing documents or Delaware law. If the selection of PricewaterhouseCoopers LLP as our independent auditors is not ratified by our stockholders, our Audit Committee will reconsider, but might not change, its selection. Notwithstanding the selection and ratification, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of us and our stockholders.
PricewaterhouseCoopers LLP has audited our financial statements annually since 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Vote Required
Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock entitled to vote and present or represented at the Annual Meeting. A properly executed proxy marked “ABSTAIN” with respect to this matter is considered entitled to vote and thus, will have the effect of a vote against this matter.
In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the Annual Meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

STOCKHOLDERS PROPOSALS
Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our amended and restated bylaws as contained in the Current Report on Form 8-K filed with the SEC on August 21, 2013, a copy of which was filed as Exhibit 3.1 to such Current Report. No stockholder proposals were received for consideration at our 2017 Annual Meeting.
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2018 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 31, 2017.
Under our amended and restated bylaws, with respect to any stockholder proposal or director nomination that is not submitted for inclusion in the next year’s proxy statement but instead is proposed to be presented directly at our 2017 Annual Meeting, the stockholder must provide us written notice not later than the close of business on the later of the ninetieth (90th) day prior to our Annual Meeting or the tenth (10th) day following the date on which public announcement of the date of the Annual Meeting is first made.
Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the Annual Meeting: (a) a brief description of the business desired to be brought before the Annual Meeting and the text of the proposal or business; (b) the name and address, as they appear on our corporate books, of the stockholder proposing such business; (c) the class and number of our shares that are beneficially owned by such stockholder as of the date of the notice, and a representation that the stockholder will notify the Company in writing within five (5) business days after the record date for voting at the Annual Meeting of the class or series and number of shares of the Company owned beneficially and of record by the stockholder as of the record date for voting at the Annual Meeting; (d) a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to propose the business specified in the notice; (e) any material interest of the stockholder in such business; (f) the following information regarding the ownership interests of the stockholder, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the Annual Meeting to disclose such interests as of such record date: (1) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (Derivative Instrument) directly or indirectly owned beneficially by such stockholder, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company; (3) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (Short Interests); (4) a description of any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (5) a description of any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder; and (8) a description of any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (g) any other information relating to such stockholder, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder.
In addition, any notice of director nomination must also include (a) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, on the one hand, and each nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (c) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (d) the signed consent of each nominee to serve as a director of the corporation if so elected. In the absence of such notice meeting the above requirements, a stockholder shall not be entitled to present any business at our 2017 Annual Meeting.
Notwithstanding the above, in the event that the number of directors to be elected at an annual meeting of stockholders is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the date of the Company’s previous year’s annual meeting of stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person(s), for election to such positions as are specified in the Company’s notice of meeting, if the stockholder’s notice shall be delivered to the Corporate Secretary at our principal executive offices not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting.

EXPENSES AND SOLICITATION
We will bear the expense of soliciting proxies in the enclosed form. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our Common Stock, for their expenses in forwarding soliciting materials to those beneficial owners. Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication. We do not intend to pay additional compensation for doing so.

NO INCORPORATION BY REFERENCE OF
CERTAIN PORTIONS OF THIS PROXY STATEMENT
Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only. The information on these websites shall not be deemed part of this Proxy Statement.

OTHER MATTERS
The Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons appointed in the enclosed proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
The Board of Directors
PROS HOLDINGS, INC.
April 7, 2017

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 17, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by PROS Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	**For All**	**Withhold All**	**For All Except**
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees
01 Greg B. Petersen 02 Timothy V. Williams 03 Mariette M. Woestemeyer

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. To approve the PROS Holdings, Inc. 2017 Equity Incentive Plan (including, without limitation, certain material terms of such Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended).	☐	☐	☐
3. To conduct an advisory vote on executive compensation.	☐	☐	☐
4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of PROS Holdings, Inc. for the fiscal year ending December 31, 2017.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted at the proxies' discretion. The Board of Directors recommends a vote IN FAVOR OF the directors listed above, IN FAVOR OF the 2017 Equity Incentive Plan, IN FAVOR OF the advisory vote on executive compensation, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP. This Proxy, when properly executed, will be voted as specified. If no specification is made, the Proxy will be voted IN FAVOR OF the directors listed above, IN FAVOR OF the 2017 Equity Incentive Plan, IN FAVOR OF the advisory vote on executive compensation, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

For address change/comments, mark here. (see reverse for instructions) ☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000266735_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at: www.proxyvote.com

PROS HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL
MEETING OF STOCKHOLDERS
May 18, 2017

The stockholder(s) hereby appoint(s) Stefan B. Schulz and Damian W. Olthoff, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROS Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. CDT on May 18, 2017, at 3100 Main Street, 9th Floor, Houston, TX 77002, and any adjournment or postponement thereof.

Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and the proxies' discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote IN FAVOR OF the directors listed on the reverse side of this proxy card, IN FAVOR OF the 2017 Equity Incentive Plan, IN FAVOR OF the advisory vote on executive compensation, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP. If no specification is made, this Proxy will be voted IN FAVOR OF the election of directors listed on the reverse side of this proxy card, IN FAVOR OF the 2017 Equity Incentive Plan, IN FAVOR OF the advisory vote on executive compensation, and IN FAVOR OF the appointment of PricewaterhouseCoopers LLP.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000266735_2 R1.0.1.25

APPENDIX A

PROS
2017 Equity Incentive Plan

1.Establishment, Purpose and Term of Plan.

1.1Establishment. The PROS 2017 Equity Incentive Plan (the “Plan”) is hereby established effective as of May __, 2017, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3Term of Plan. The Plan will continue in effect until its termination by the Committee; provided, however, that all Awards must be granted, if at all, within ten (10) years from the Effective Date.

2.Definitions and Construction.

2.1Definitions. Whenever used herein, the following terms have their respective meanings set forth below:

a.“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

b.“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

c.“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

d.“Board” means the Board of Directors of the Company.

e.“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

f.“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

g.“Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

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h.“Change in Control” means the occurrence of any one or a combination of the following:

i.any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

ii.an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

iii.a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership includes, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

i.“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

j.“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board must exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

k.“Company” means PROS Holdings, Inc., a Delaware corporation, and any successor corporation thereto.

l.“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S‑8 under the Securities Act.

m.“Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who, with respect to a Performance Award, is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

n.“Director” means a member of the Board.

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o.“Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

p.“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

q.“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee is sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company are final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

r.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

s.“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

i.Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value will be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established will be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

ii.Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

iii.If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock must be determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

t.“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

u.“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

v.“Incumbent Director” means a Director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a Director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

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w.“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

x.“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

y.“Nonemployee Director” means a Director who is not an Employee.

z.“Nonemployee Director Award” means any Award granted to a Nonemployee Director.

aa.    “Non-Exempt Employee” means an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended.

bb.    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement evidencing such Option) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

cc.    “Officer” means any person designated by the Board as an officer of the Company.

dd.    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

ee.    “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

ff.    “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

gg.    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

hh.    “Participant” means any eligible person who has been granted one or more Awards.

ii.    “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

jj.    “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

kk.    “Performance Award” means an Award of Performance Shares or Performance Units.

ll.    “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

mm.    “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

nn.    “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

oo.    “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

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pp.     “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

qq.    “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

rr.    “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

ss.    “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

tt.    “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

uu.    “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

vv.    “Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

ww.    “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

xx.    “Section 162(m)” means Section 162(m) of the Code.

yy.    “Section 409A” means Section 409A of the Code.

zz.    “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

aaa.    “Securities Act” means the Securities Act of 1933, as amended.

bbb.    “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

ccc.    “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

ddd.    “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

eee.    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

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fff.    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

ggg.    “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

hhh.    “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.Administration.

3.1Administration by the Committee. The Plan must be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan must be administered in compliance with the requirements, if any, of Rule 16b‑3.

3.4Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

a.to determine the persons to whom, and the time(s) at which, Awards are granted and the number of shares of Stock, units or monetary value to be subject to each Award;

b.to determine the type of Award granted;

c.to determine whether an Award granted to a Covered Employee is intended to result in Performance-Based Compensation;

d.to determine the Fair Market Value of Stock or other property;

e.to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares of Stock pursuant to any Award, (ii) the method of payment for shares of Stock purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired

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pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

f.to determine whether an Award will be settled in Stock, cash, other property or in any combination thereof;

g.to approve one or more forms of Award Agreement;

h.to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired pursuant thereto;

i.to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares of Stock acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

j.to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, and to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

k.to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A, or (iii) an adjustment pursuant to Section 4.3.

3.7Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.Shares Subject to Plan.

4.1Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to two million five hundred thousand (2,500,000) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion

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of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 shall not again be available for issuance under the Plan. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 will again become available for issuance under the Plan.

4.3Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Stock, appropriate and proportionate adjustments will be made in the number and kind of shares of Stock subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3 and Section 5.4, and in the exercise or purchase price per share of Stock under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company will not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards must be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the Stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. Any adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.Eligibility, Participation and Award Limitations.

5.1Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3Incentive Stock Option Limitations.

a.Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 1,500,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options will be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

b.Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

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c.Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the option with respect to such Stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares of Stock issued pursuant to each such portion shall be separately identified.

5.4Section 162(m) Award Limits. Subject to adjustment as provided in Section 4.4, no Covered Employee shall be granted within any fiscal year of the Company one or more share-denominated Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than 1,250,000 shares or one or more cash-dominated Awards intended to qualify for treatment as Performance-Based Compensation which could result in such Covered Employee receiving more than $2,000,000 or equivalent value in shares for each full fiscal year of the Company contained in the Performance Period for such Award.

5.5Nonemployee Director Award Limit. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Nonemployee Director during any fiscal year of the Company shall not exceed $500,000.

5.6Minimum Vesting. Except with respect to five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4, no Award which vests on the basis of the Participant’s continued Service shall vest earlier than one year following the date of grant of such Award and no Award which vests on the basis of attainment of performance goals shall provide for a performance period of less than one year; provided, however, that such limitations shall not preclude the acceleration of vesting of such Award upon the death, disability, or in connection with a Change in Control, as determined by the Committee in its discretion.

6.Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and will be subject to the following terms and conditions:

6.1Exercise Price. The Committee, in its discretion, shall establish the exercise price for each Option; provided, however, that (a) the exercise price per share will not be less than the Fair Market Value per share of Stock on the effective date of grant of the Option and (b) the exercise price per share for any Incentive Stock Option granted to a Ten Percent Owner, must be no less than one hundred ten percent (110%) of the Fair Market Value per share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2Exercisability and Term of Options. Subject to the minimum vesting provisions of Section 5.6, Options will be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option will be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner will be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to a Non-Exempt Employee will be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Non-Exempt Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option terminates ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

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6.3Payment of Exercise Price.

a.Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option must be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

b.Limitations on Forms of Consideration.

i.Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

ii.Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares of Stock with respect to which the Option is exercised. A Stock Tender Exercise is not permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

iii.Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4Effect of Termination of Service.

a.Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, a Participant may exercise an Option after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and the Option will thereafter terminate.

i.Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares of Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

ii.Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares of Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service will be deemed to have terminated on account of death if the Participant dies

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within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

iii.Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option will terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

iv.Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares of Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

b.Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.Stock Appreciation Rights.

Stock Appreciation Rights must be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and be subject to the following terms and conditions:

7.1Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2Exercise Price. The exercise price for each SAR will be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR will be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR may not be less than the Fair Market Value per share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3Exercisability and Term of SARs.

a.Tandem SARs. Tandem SARs are exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option will nevertheless remain exercisable in accordance with its terms. A Tandem SAR will terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares of Stock subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR is canceled automatically as to the number of shares with respect to which the related Option was exercised.

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b.Freestanding SARs. Subject to the minimum vesting provisions of Section 5.6, Freestanding SARs are exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR will be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to a Non-Exempt Employee will be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Non-Exempt Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR terminates ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value per share of Stock on the date of exercise of the SAR over the exercise price. The Company shall pay such amount (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued will be determined on the basis of the Fair Market Value of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR is deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised is automatically deemed to be exercised as of such date with respect to such portion.

7.6Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter terminates.

7.7Transferability of SARs. During the lifetime of the Participant, an SAR is only exercisable by the Participant or the Participant’s guardian or legal representative. An SAR is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR is assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act.

8.Restricted Stock Awards.

Restricted Stock Awards must be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right will be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) is required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which is services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

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8.3Purchase Period. A Restricted Stock Purchase Right is exercisable within the period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5Vesting and Restrictions on Transfer. Subject to the minimum vesting provisions of Section 5.6, Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6Voting Rights; Dividends and Distributions. Except as provided in this Section 8.6, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award are not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.Restricted Stock Units.

Restricted Stock Unit Awards must be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

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1.1Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

1.2Purchase Price. No monetary payment (other than applicable tax withholding, if any) may be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

1.3Vesting. Subject to the minimum vesting provisions of Section 5.6, Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as established by the Committee and set forth in the Award Agreement evidencing such Award.

1.4Voting Rights, Dividend Equivalent Rights and Distributions. Participants have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, will be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited will be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value of Stock on such date. Such cash amount or additional Restricted Stock Units are subject to the same terms and conditions and must be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments will be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property are immediately subject to the same Vesting Conditions as are applicable to the Award.

1.5Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

1.6Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date will be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant must be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

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1.7Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder will be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.Performance Awards.

Performance Awards must be evidenced by Award Agreements in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and will be subject to the following terms and conditions:

10.1Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award must specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share has an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit has an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to the minimum vesting provisions of Section 5.6), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Performance Award intended to result in the payment of Performance-Based Compensation to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4Measurement of Performance Goals. Performance Goals must be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

a.Performance Measures. Performance Measures must be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they must be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award will be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be based upon one or more of the following, as determined by the Committee:

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i.revenue;
ii.sales;
iii.expenses;
iv.operating income;
v.gross margin;
vi.operating margin;
vii.earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
viii.pre-tax profit;
ix.net operating income;
x.net income;
xi.economic value added;
xii.free cash flow;
xiii.operating cash flow;
xiv.balance of cash, cash equivalents and marketable securities;
xv.stock price;
xvi.earnings per share;
xvii.return on stockholder equity;
xviii.return on capital;
xix.return on assets;
xx.return on investment;
xxi.total stockholder return;
xxii.employee satisfaction;
xxiii.employee retention;
xxiv.market share;
xxv.customer satisfaction;
xxvi.product development;
xxvii.research and development expenses;
xxviii.completion of an identified special project;
xxix.completion of a joint venture or other corporate transaction; and
xxx.bookings.
b.Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

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10.5Settlement of Performance Awards.

a.Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

b.Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

c.Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period will be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

d.Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

e.Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment will be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount will be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment will be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant must be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but is not obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

f.Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares of Stock shall be determined by dividing the final value of the Performance Award by the Fair Market Value of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions must be evidenced by an appropriate Award Agreement and will be subject to the provisions of Sections 8.5 through 8.8 above.

10.6Voting Rights; Dividend Equivalent Rights and Distributions. Participants have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, will be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, will be accumulated

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and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights will not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award will be as follows:

a.Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award will be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and will be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment will be made following the end of the Performance Period in any manner permitted by Section 10.5.

b.Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award is forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section will be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award is subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder is exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards must be evidenced by Award Agreements in such form as the Committee establishes. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and will comply with and be subject to the following terms and conditions:

11.1Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee determines.

11.2Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award must be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. Subject to the minimum vesting provisions of Section 5.6, The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as established by the

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Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or Other Stock-Based Award will be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation will comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5Voting Rights; Dividend Equivalent Rights and Distributions. Participants have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, will be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights are not granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments will be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property are immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award must set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions will be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award is not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.Standard Forms of Award Agreement.

12.1Award Agreements. Each Award must comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award is a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2Authority to Vary Terms. The Committee has the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

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13.Change in Control.

13.1Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards will be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

a.Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

b.Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock will be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control will become immediately exercisable and vested in full (a) as of ten (10) days prior to, and subject to, the consummation of the Change in Control or (b) settled effective immediately prior to the time of consummation of the Change in Control, as applicable. Any Award or portion thereof that is immediately exercisable and vested in full pursuant to the preceding sentence to the extent unexercised immediately prior to the consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of the consummation of the Change in Control.

c.Termination in Connection with a Change in Control. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated without Cause or the Participant voluntarily terminates the Participant’s employment after a reduction of the Participant’s base salary of fifteen percent (15%) or greater without the Participant’s express written consent within eighteen (18) months following the consummation of a Change in Control, such Participant’s Awards will become immediately exercisable and vested in full as of the date of such termination. Such immediately exercisable and fully vested Awards will be settled to the extent possible on the date of the Participant’s termination pursuant to this subsection (c). Awards requiring the Participant’s exercise, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

d.Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, will be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) will be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

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13.2Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b), will be settled effective immediately prior to the time of consummation of the Change in Control.

13.3Federal Excise Tax Under Section 4999 of the Code.

a.Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

b.Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.

14.Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award is subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act is at the time of such exercise or issuance in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.Compliance with Section 409A.

15.1Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

a.A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

b.Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

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Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” has the meaning provided by Section 409A.

15.2Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules applies to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

a.Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

b.Elections must be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

c.Elections continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award must comply with the following requirements:

a.No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

b.Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

c.No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) may be made less than twelve (12) months before the date on which such payment would otherwise have been made.

d.Subsequent Elections continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4Payment of Section 409A Deferred Compensation.

a.Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

i.The Participant’s “separation from service” (as defined by Section 409A);

ii.The Participant’s becoming “disabled” (as defined by Section 409A);

iii.The Participant’s death;

iv.A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

v.A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

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vi.The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

b.Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) will, for all purposes of Section 409A, be treated as a right to a series of separate payments.

c.Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

d.Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled will be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions will be paid in a lump sum upon the determination that the Participant has become disabled.

e.Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts will be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions will be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

f.Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount will become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) will vest to the extent provided by such Award but will be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

g.Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award will be altered or modified, is final, conclusive, and not subject to approval or appeal.

h.Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

i.No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards will be exempt from or comply with Section 409A. No Participating Company is liable for any tax, penalty or interest imposed on a Participant by Section 409A.

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16.Tax Withholding.

16.1Tax Withholding in General. The Company has the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company has no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2Withholding in or Directed Sale of Shares. The Company has the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of Stock withheld or tendered to satisfy any such tax withholding obligations may not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17.Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.Miscellaneous Provisions.

18.1Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company has the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2Forfeiture Events.

a.The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but are not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

b.If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section

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304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve (12) month period.

18.3Provision of Information. Each Participant will be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, has a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan confers on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award will in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5Rights as a Stockholder. A Participant has no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.6Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7Fractional Shares. The Company is not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation must be taken into account in computing a Participant’s benefit.

18.9Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, will be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision will be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan will not in any way be affected or impaired thereby.

18.11No Constraint on Corporate Action. Nothing in this Plan will be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan are considered unfunded and unsecured obligations for all purposes,

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including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company will be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. Participants have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Texas, without regard to its conflict of law rules.

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